Exhibit 2.5

CONTRIBUTION AGREEMENT

by and among

1010 STREET ATLANTA LLP,

PRIMERA V, L.P,

TAMPA PROPERTIES, L.P.,

PEACHTREE CENTER L.L.L.P.,

CORNERSTONE ATLANTA LP,

EOLA PROPERTY TRUST, L.P.

and

EOLA PROPERTY TRUST

Dated as of August 9, 2010

i

ii

EXHIBIT LIST

		SECTION FIRST
EXHIBITS		REFERENCED

A	Definitions	Recital A

B	Contributors’ Properties, Participating Companies and Company Interests	Recital B

C	Form of Contribution and Assumption Agreement	1.1

D	Total Consideration	1.2

E	Form of Registration Rights Agreement	2.7(c)

F	Form of Lock-up Agreement	Recital E

G	Disclosure Schedule	Art. 2

H	Form of Articles of Amendment and Restatement	4.3

I	FIRPTA Certificate	7.2(d)

SCHEDULES

4.4	Existing Loans	4.4

6.1	Peachtree Loan Refinancing Document	6.1

7.3(b)	Member Loans	7.3(b)

iii

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (including all exhibits and schedules hereto, this “Agreement”) is made and entered into as of August 9, 2010 (the “Effective Date”) by and among Eola Property Trust, L.P., a Delaware limited partnership (the “Operating Partnership”), Eola Property Trust, a Maryland real estate investment trust (the “Company”), 1010 Street Atlanta LLP, a Georgia limited liability limited partnership, Primera V, L.P., a Texas limited partnership, Tampa Properties, L.P., a Texas limited partnership, Peachtree Center L.L.L.P., a Georgia limited liability limited partnership, and Cornerstone Atlanta LP, a Texas limited partnership.  Each of 1010 Street Atlanta LLP, Primera V, L.P., Tampa Properties, L.P., Peachtree Center L.L.L.P. and Cornerstone Atlanta LP is referred to herein as a “Contributor,” and collectively as the “Contributors.”

RECITALS

A.            For purposes of this Agreement, all capitalized terms shall have the meanings given to such terms in Exhibit A, or as otherwise defined in this Agreement.

B.            The Operating Partnership desires to consolidate the ownership of a portfolio of properties (collectively, the “Participating Properties”) through a series of transactions (collectively, the “Formation Transactions”) whereby the Operating Partnership intends to acquire, directly or indirectly, the interests in certain limited partnerships and limited liability companies set forth on Exhibit B (collectively, the “Participating Companies”), which Participating Companies currently own, lease or manage, directly or indirectly, the Participating Properties.

C.            The Formation Transactions include the proposed initial public offering (the “Public Offering”) of common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), of the Company, which is (either directly or indirectly) the sole general partner of the Operating Partnership.

D.            The Contributors desire to transfer their interests in the Participating Companies, as applicable, to the Operating Partnership in exchange for Common Shares on the terms and subject to the conditions set forth herein.

E.             Concurrently with the execution and delivery of this Agreement, each Contributor is executing and delivering a lock-up agreement substantially in the form attached hereto as Exhibit F (the “Lock-Up Agreement”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual undertakings set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.
CONTRIBUTION OF COMPANY INTERESTS

Section 1.1             Contribution of Company Interests.  At the Closing (as defined in Section 7.1) and subject to the terms and conditions contained in this Agreement, each Contributor shall contribute, transfer, assign, convey and deliver to the Operating Partnership, absolutely and unconditionally, and free and clear of all Liens, all of such Contributor’s Company Interests, in exchange for Common Shares, on the terms and subject to the conditions set forth herein.  The contribution and assumption of each Contributor’s Company Interests shall be evidenced by a Contribution and Assumption Agreement in substantially the form of Exhibit C attached hereto (the “Contribution and Assumption Agreement”).  From and after the Closing, the Contributors shall no longer be partners or members or, if applicable, a managing member of any Participating Company, and after the Closing shall have no obligations or responsibilities as a partner or member or managing member, as applicable, under any Operating Agreement.

Section 1.2             Consideration and Exchange of Equity.

(a)           The Operating Partnership shall, in exchange for the Company Interests, transfer to the Contributors the number of Common Shares as determined on, and allocated between each such Contributor as set forth in, Exhibit D (each such amount being such Contributor’s “Total Consideration”).  The parties acknowledge and agree that the issuance of Common Shares to the Contributors shall be evidenced by, at the Company’s election, either certificates representing such shares (“Share Certificates”) or by book-entry of uncertificated shares recorded in the Company’s share ledger.  The parties shall take such additional actions and execute such additional documentation as may be required by the relevant Operating Agreements and/or the organizational documents of the Company in order to effect the transactions contemplated hereby.  In addition, the parties shall take such other actions and execute such other documentation as may be required by each relevant Operating Agreement or as reasonably requested by the Company in order to effect the transactions contemplated by this Agreement.  In addition, the parties shall take such other actions and execute such other documentation as may be required by each relevant Operating Agreement.

(b)           Notwithstanding anything to the contrary herein or elsewhere, the Operating Partnership may withhold and pay over to a Governmental Entity a portion of any payments or other consideration otherwise to be made to any Contributor, in each case as required by the Internal Revenue Code of 1986, as amended (the “Code”) or other applicable law, and (i) such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Contributor, and (ii) for the sake of clarity, such Contributor shall have no claim against the Operating Partnership, or any of its affiliates with respect thereto, with respect to any amount so withheld and paid over.  An amount required to be withheld by the Operating Partnership may be withheld in kind.

(c)           The Operating Partnership, on one hand, and each Contributor, on the other hand, shall, at the reasonable request of the other, reasonably cooperate with the requesting Person with respect to determining any amount required to be withheld under the Code by the Operating Partnership or the Contributors (including without limitation, under Sections 1441, 1442, 1445, or 1446 of the Code).  The Operating Partnership shall, at the reasonable request of a Contributor, reasonably cooperate with such Contributor with respect to such Contributor (or its investors) obtaining a “withholding certificate” described in Section 1.1445-6(a) of the Treasury Regulations in connection with the transactions contemplated by this Agreement.

Section 1.3             Adjusted Consideration.  The Contributors acknowledge that the Company intends to operate as a real estate investment trust (a “REIT”) within the meaning of the Code.  The Operating Partnership reserves the right not to acquire any particular interest that constitutes part of the Company Interests, either (i) pursuant to the provisions of Section 8.2 below, or (ii) if in good faith, the Operating Partnership determines that the ownership of such interest or the underlying Property could cause the Company to fail to qualify as a REIT; provided, however, that, in the event that the Operating Partnership desires not to acquire any part of the Company Interests, the Contributors must first consent in writing to the exclusion of such Company Interests from the transactions contemplated by this Agreement (which consent shall not be unreasonably withheld, conditioned or delayed).  Each Contributor hereby agrees that, in such event, such Contributor’s Total Consideration, and the number of Common Shares to be received by such Contributor in respect of such interest or underlying property, each as indicated on Exhibit D, may be reduced accordingly without any further action or consent by such Contributor.

Section 1.4             Tax Treatment.  Each of the Contributors, the Company and the Operating Partnership agree and acknowledge that any transfer, assignment and exchange by any Contributor effectuated pursuant to this Agreement shall constitute a taxable sale by such Contributor of its Company Interests to the Operating Partnership for federal income Tax purposes in exchange for such Contributor’s portion of the Total Consideration.  If and to the extent that the transactions contemplated by this Agreement are deemed to constitute or be part of a merger of any Participating Company with the Operating Partnership (or other partnership for federal income tax purposes) pursuant to Section 708 of the Code and the Treasury Regulations thereunder, the parties hereto agree (i) that such merger constitutes an “assets over form” merger of such Participating Company into the Operating Partnership (or such other partnership) pursuant to Treasury Regulations Section 1.708-1 and that, pursuant to Treasury Regulations Section 1.708-1(c)(4), the applicable Contributor shall be considered to have sold the portion of its interest in the applicable Participating Company in a fully taxable transaction, and (ii) that this Section 1.4 is intended to satisfy the requirements of Treasury Regulations Sections 1.708-1(c)(3)(i) and 1.708-1(c)(4) and shall be interpreted in a manner consistent therewith; provided, however, that the parties agree that any such merger of a Participating Company under such Treasury Regulations shall occur only after any merger of ACP Peachtree Center Holdings LLC, ACP Cornerstone Holdings LLC, ACP Westshore Manager LLC, ACP Orlando LLC and ACP/Millennium Holdings LLC, or any other member of (or indirect investor in such member) in any Participating Company, as the case may be, with and into the Operating Partnership.  The intent of this Section 1.4 is that, except as explicitly provided in this Section 1.4, none of any other member of (or indirect investor in such member) in any Participating Company, or any Participating Company itself, is treated as receiving any of the consideration being transferred to any Contributor pursuant to this Agreement.  The Contributors, the Company and the Operating Partnership shall file (and cause their affiliates to file) their respective Tax Returns in a manner that is consistent with the above-described Tax treatment.

Section 1.5             Allocation of Total Consideration.  The Total Consideration shall be allocated as reflected in Exhibit D hereto.  The Operating Partnership and each Contributor agree to (i) act in a manner that is consistent with such allocation in the preparation of financial statements and filing of all Tax Returns and in the course of any Tax audit, Tax review or Tax litigation relating thereto, and (ii) take no position and cause their affiliates that they control to take no action or position inconsistent with the allocation for income Tax purposes.

ARTICLE 2.
REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTORS
WITH RESPECT TO ORGANIZATIONAL, AUTHORIZATION AND INVESTMENT MATTERS

Each Contributor severally, and not jointly and severally, represents and warrants to the Operating Partnership and the Company (subject to qualification by the disclosures in the disclosure schedule attached hereto as Exhibit G (the “Disclosure Schedule”)) that:

Section 2.1             Organization; Authority; Qualification.  Each such Contributor is duly formed, validly existing and in good standing (to the extent applicable) under the laws of its jurisdiction of formation and each such Contributor has the requisite power and authority to carry on its business as it is presently conducted and, to the extent required under applicable law, is qualified to do business in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its property make such qualification necessary.  Except as described on Schedule 2.1 to the Disclosure Schedule, each Contributor has made available to the Operating Partnership true and correct copies of the organizational documents of such Contributor, with all amendments as in effect on the date of this Agreement (collectively, the “Organizational Documents”).

Section 2.2             Due Authorization.  Such Contributor has the legal capacity to enter into this Agreement.  This Agreement and each agreement, document and instrument executed and delivered by or on behalf of such Contributor pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of such Contributor, each enforceable against such Contributor in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

Section 2.3             Consents and Approvals.  Except as shall have been satisfied prior to the Closing Date and as set forth in Schedule 2.3 to the Disclosure Schedule, as of the Effective Date, no consent, waiver, approval or authorization of any third party or Governmental Entity is required to be obtained by such Contributor in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

Section 2.4             Ownership of the Company Interests.  Except as set forth on Schedule 2.4 to the Disclosure Schedule, the Company Interests listed on Exhibit B attached hereto constitute all of the issued and outstanding equity interests in the Participating Companies, the Entities and the Properties being contributed by such Contributor and such interests are owned (directly or indirectly) by the Contributor that is contributing such interests pursuant to this Agreement.  Except as set forth in Schedule 2.4 to the Disclosure Schedule, the Company Interests constitute all of the interests in and to each Participating Company listed on Exhibit B that are held by such Contributor.  Except as set forth in Schedule 2.4 to the Disclosure Schedule, each Contributor is the sole owner of the Company Interests being contributed by it, beneficially and of record, free and clear of any Liens of any nature, and has full power and authority to convey the Company Interests, free and clear of any Liens, and, upon delivery of consideration for such Company Interests as herein provided, the Operating Partnership will acquire good title thereto, free and clear of any Liens, other than any Permitted Liens.  There exist no rights to purchase, subscriptions, warrants, options, conversion rights or preemptive rights relating to the Company Interests to be contributed by such Contributor or, to Contributor’s knowledge, any equity interest in any Entity.

Section 2.5             Non-Contravention.  Except as shall have been cured to the satisfaction of the Operating Partnership, consented to or waived in writing by the Operating Partnership prior to the Closing Date or as set forth in Schedule 2.5 to the Disclosure Schedule, none of the execution, delivery or performance of this Agreement, any agreement contemplated hereby or the consummation of the transactions contemplated hereby does or will, with or without the giving of notice, lapse of time, or both, (i) contravene, violate or conflict with the Organizational Documents, including the operating agreement, if any, of any Contributor or create any right in any part to terminate, amend or cancel any such Organizational Document, (ii) contravene, violate, or conflict with, any foreign, federal, state, local or other law binding on either Contributor, or by which any Contributor or any of their respective assets or properties (including the Company Interests) are bound or subject, (iii) result in any violation of, breach of, default under or give rise to a right of termination, acceleration, modification or cancellation or other right adverse to any Contributor under (A) any agreement, document or instrument to which any Contributor is a party or by which any Contributor to be contributed hereunder, or the Company Interests to be contributed hereby, are bound, or (B) any term or provision of any judgment, order, writ, injunction, or decree of a Governmental Entity by which any Contributor, or the Company Interests to be contributed hereby, are bound, (iv) require any approval, consent or waiver of, or the making of any filing with, any Person, including any Governmental Entity or (v) result in the creation of any Lien upon the Company Interests, as applicable, or any other assets of any Contributor.

Section 2.6             Non-Foreign Status.  No Contributor (or if any such Contributor is a “disregarded entity” within the meaning of Treasury Regulations Section 1.1445-2(b)(2)(iii), its sole owner for federal income tax purposes) is a “foreign person” within the meaning of Section 1445(f)(3) of the Code or a “foreign partner” within the meaning of Section 1446(e) of the Code, and each such Contributor (or such sole owner, as the case may be) is a United States person (as defined in Section 7701(a)(30) of the Code), and is not subject to any withholding requirements under the Code or other applicable law in connection with any payment or consideration contemplated under this Agreement.

Section 2.7             Investment Purposes.   Each Contributor acknowledges its understanding that the offering and issuance of the Common Shares to be acquired pursuant to this Agreement, as applicable, are intended to be exempt from registration under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the “Act”) and that the Company’s and/or the Operating Partnership’s reliance on such exemption is predicated in part on the accuracy and completeness of the representations and warranties of Contributor contained herein.

(a)           Investment.  Each Contributor is acquiring Common Shares solely for its own account for the purpose of investment and not as a nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution of such Common Shares.  Each Contributor agrees and acknowledges that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (each, a “Transfer”) any of the Common Shares, unless (i) the Transfer is pursuant to an effective registration statement under the Act and qualification or other compliance under applicable blue sky or state securities laws, (ii) counsel for such Contributor (which counsel shall be reasonably acceptable to the Company and the Operating Partnership) shall have furnished the Company and the Operating Partnership with an opinion, reasonably satisfactory in form and substance to the Company and the Operating Partnership, to the effect that no such registration is required because of the availability of an exemption from registration under the Act, or (iii) the Transfer is otherwise permitted by the Articles of Amendment and Restatement of Declaration of Trust of the Company, substantially in the form attached hereto as Exhibit H (the “Articles of Amendment and Restatement”).  Notwithstanding the foregoing, no Transfer shall be made unless it is permitted under the Articles of Amendment and Restatement of the Company, as applicable.

(b)           Knowledge.  Each Contributor is knowledgeable, sophisticated and experienced in business and financial matters and fully understands the limitations on transfer imposed by applicable securities laws and as described in this Agreement.  Each Contributor is able to bear the economic risk of holding the Common Shares for an indefinite period and is able to afford the complete loss of its investment in the Common Shares; each Contributor has received and reviewed all information and documents about or pertaining to the Company, the Operating Partnership, the business and prospects of the Company and the Operating Partnership and the issuance of the Common Shares, including, without limitation, the Information Statement, as such Contributor deems necessary or desirable and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information and documents, the Company, the Operating Partnership, the Properties, the business and prospects of the Company and the Operating Partnership and the Common Shares, which such Contributor deems necessary or desirable to evaluate the merits and risks related to its investment in the Common Shares, and to conduct its own independent valuation of the Properties.

(c)           Holding Period.  Each Contributor acknowledges that it has been advised that (i) the Common Shares issued pursuant to this Agreement are “restricted securities” (unless registered in accordance with applicable U.S. securities laws) under applicable federal securities laws and may be disposed of only pursuant to an effective registration statement or an exemption therefrom and such Contributor understands that the Company and the Operating Partnership have no obligation or intention to register any of the Common Shares, except to the extent set forth in the Registration Rights Agreement attached hereto as Exhibit E; accordingly, such Contributor may have to bear indefinitely the economic risks of an investment in the Common Shares; (iii) a restrictive legend in the form hereafter set forth shall be placed on the Share Certificates, if any; and (iv) a notation shall be made in the appropriate records of the Company and the Operating Partnership indicating that the Common Shares are subject to restrictions on transfer.

(d)           Accredited Investor.  Each Contributor is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Act).

(e)           Legend.  Each Share Certificate, if any, issued pursuant to this Agreement, unless registered in accordance with applicable U.S. securities laws, shall bear the following legend:

The securities evidenced hereby have not been registered under the Act, or the securities laws of any state and may not be sold, transferred or otherwise disposed of in the absence of such registration, unless, except in limited circumstances, the transferor delivers to the company an opinion of counsel satisfactory to the company, to the effect that the proposed sale, transfer or other disposition may be effected without registration under the Act and under applicable state securities or “Blue Sky” laws.

In addition to the foregoing legend, each certificate representing the Common Shares shall also bear a legend which generally provides the following:

The Shares represented by this certificate are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer.  Subject to certain further restrictions and except as expressly provided in the Trust’s Declaration of Trust, (i) no Person may Beneficially Own or Constructively Own Common Shares of the Trust in excess of 9.8% (in value or number of Shares, whichever is more restrictive) of the outstanding Common Shares of the Trust; (ii) no Person may Beneficially Own or Constructively Own Preferred Shares of the Trust in excess of 9.8% (in value or number of Shares, whichever is more restrictive) of the total outstanding Preferred Shares of the Trust of such class or series (iii) no Person may Beneficially Own or Constructively Own Shares of the Trust that would result in the Trust being “closely held” under Section 856(h) of the Code or otherwise cause the Trust to fail to qualify as a REIT; (iv) no Person may Beneficially Own or Constructively Own Shares of the Trust that would result in the Trust owning (directly or indirectly) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Trust (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant for the taxable year of the Trust during which such determination is being made would reasonably be expected to equal or exceed the lesser of (a) one percent (1%) of the Trust’s gross income (as determined for purposes of Section 856(c) of the Code), or (b) an amount that would cause the Trust to fail to satisfy any of the gross income requirements of Section 856(c) of the Code; and (v) no Person may Transfer Shares of the Trust if such Transfer would result in Shares of the Trust being owned by fewer than 100 Persons (as determined under the principles of Section 856(a)(5) of the Code). Any Person who Beneficially Owns or Constructively Owns, Transfers or attempts to Beneficially Own or Constructively Own Shares of the Trust which causes or will cause a Person to Beneficially Own or Constructively Own Shares of the Trust in excess or in violation of the above limitations must immediately notify the Trust.  If certain of the restrictions on Transfer or ownership above are violated, the Shares of the Trust represented hereby will be automatically Transferred to a Charitable Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Trust may take other actions, including redeeming Shares upon the terms and conditions specified by the Board of Trustees in its sole and absolute discretion if the Board of Trustees determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio.  A Person who attempts to Beneficially Own or Constructively Own Shares in violation of the ownership limitations described above shall have no claim, cause of action or any recourse whatsoever against a transferor of such Shares.  All capitalized terms in this legend have the meanings defined in the Declaration of Trust of the Trust, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer and ownership, will be furnished to each holder of Shares of the Trust on request and without charge. Requests for such a copy may be directed to the Secretary of the Trust at its Principal Office.

Section 2.8             No Brokers.   No Contributor nor any of their respective officers, directors, members, managers or employees, to the extent applicable, has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of the Company, the Operating Partnership or any of their affiliates (including any of the Participating Companies and/or Entities) to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with the transactions contemplated by this Agreement.

Section 2.9             Solvency.   Assuming the accuracy of the Company’s and the Operating Partnership’s representations and warranties, Contributor will be solvent immediately following the transfer of the Company Interests to the Operating Partnership.

Section 2.10           Tax.

(a)

(i)      No Tax lien or other charge exists or will exist upon consummation of the transactions contemplated hereby with respect to any Company Interest, except for Permitted Liens.

(ii)     There are no outstanding powers of attorney relating to Tax matters with respect to the Company Interest, or to the extent executed by Contributor or any of its affiliates, with respect to any Entity or any Property.

(iii)    There are no U.S. federal or state audits, investigations, disputes, notices of deficiency, assessments, claims, litigation, or other actions for or relating to any liability for Taxes (including, for the sake of clarity, any liability for any amount as a result of a failure to comply with applicable Tax law) of any Contributor or any of its affiliates with respect to Contributor’s investment in any Entity or Property that is ongoing, pending, or which have been threatened in writing.

(iv)    None of the Contributors or any of their respective affiliates has taken any action or position inconsistent for or related to U.S. tax purposes with the tax items reported to Contributor on Schedule K-1 of IRS Form 1065 (or any state or local analogues) in respect of its investment in any Entity.

(b)           No amount is required to be withheld from any consideration payable (or deemed payable) to any Contributor pursuant to this Agreement, whether under the Code or any other applicable law.

Section 2.11           Exclusive Representations.  Except as set forth in this Article 2, the Contributors make no representation or warranty of any kind, express or implied, in connection with the Company Interests, and each of the Operating Partnership and the Company acknowledges that it has not relied upon any other such representation or warranty.  Except as set forth in Section 3.2(e) of this Agreement, the Contributors acknowledge that no representation or warranty has been made by the Company or the Operating Partnership with respect to the legal and Tax consequences of the transfer to the Operating

Partnership of the Contributor’s Company Interests, nor with respect to Contributor’s receipt of Common Shares as consideration therefor.  The Contributor acknowledges that it has not relied upon any other such representation or warranty.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES OF THE
OPERATING PARTNERSHIP AND THE COMPANY

Section 3.1                                      Representations and Warranties with Respect to the Operating Partnership.  The Operating Partnership and the Company hereby jointly and severally represent and warrant to each Contributor with respect to the Operating Partnership that:

(a)                                  Organization; Authority; Qualification.  The Operating Partnership has been duly formed, is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its formation and has the requisite power and authority to carry on its business as it is presently conducted and, to the extent required under applicable law, is qualified to do business in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its property make such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.  The Operating Partnership has made available to the Contributors true and correct copies of the organizational documents of the Operating Partnership, with all amendments as in effect on the date of this Agreement.

(b)                                 Due Authorization.  The Operating Partnership has the legal authority to enter into this Agreement.  This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Operating Partnership pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Operating Partnership, each enforceable against the Operating Partnership in accordance with its terms, except as such enforceability may be limited by bankruptcy or the application of equitable principles.

(c)                                  Consents and Approvals.  Assuming the accuracy of the representations and warranties of the Contributors made hereunder and the accuracy of the representations and warranties of the Additional Contributors made under the Additional Contribution Agreements and except in connection with the Public Offering, no consent, waiver, approval or authorization of any third party or Governmental Entity is required to be obtained by the Operating Partnership in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, except any of the foregoing that shall have been satisfied prior to the Closing Date or the IPO Closing, as applicable.

(d)                                 Non-Contravention.  Assuming the accuracy of the representations and warranties of the Contributors made hereunder and the accuracy of the representations and warranties of the Additional Contributors made under the Additional Contribution Agreements, none of the execution, delivery or performance of this Agreement, any agreement contemplated hereby or the consummation of the transactions contemplated hereby does or will, with or without the giving of notice, lapse of time, or both, (i) contravene or conflict with the organizational documents of the Operating Partnership, (ii) contravene, violate or conflict with any foreign, federal, state, local or other law binding on the Operating Partnership or by which the Operating Partnership or any of its assets or properties are bound or subject, (iii) result in any violation of, breach of, default under or give rise to a right of termination, acceleration, modification or cancellation or other right adverse to the Operating Partnership under (A) any agreement, document or instrument to which the Operating Partnership is a party or by which the Operating Partnership is bound, or (B) any term or provision of any judgment, order, writ, injunction, or decree of a

Governmental Entity by which the Operating Partnership is bound, or (iv) require any approval, consent or waiver of, or the making of any filing with, any Person, including any Governmental Entity.

(e)                                  No Litigation.  There is no Proceeding pending or, to the Operating Partnership’s knowledge, threatened against the Operating Partnership that, if adversely determined, would have a Material Adverse Effect on the ability of the Operating Partnership to execute or deliver, or perform its obligations under, this Agreement and the documents executed by it pursuant to this Agreement or to consummate the transactions contemplated hereby.

(f)                                    No Prior Business. Since the date of its formation, the Operating Partnership has not conducted any business, nor has it incurred any liabilities or obligations (direct or indirect, present or contingent), in each case, except in connection with the Formation Transactions and the Public Offering and as contemplated under this Agreement.

(g)                                 No Broker.  Neither the Operating Partnership nor any of its officers, members, managers or employees, to the extent applicable, has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of any Contributor or any of their respective affiliates (including any of the Participating Companies and/or Entities, but not including, if applicable, the Operating Partnership or the Company) to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with transactions contemplated by this Agreement.

Section 3.2                                      Representations and Warranties with Respect to the Company.  The Operating Partnership and the Company hereby jointly and severally represent and warrant to each Contributor with respect to the Company that:

(a)                                  Organization; Authority; Qualification.  The Company has been duly formed, is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its formation, and has all requisite power and authority to carry on its business as it is presently conducted and, to the extent required under applicable law, is qualified to do business in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its property make such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect. The Company has made available to the Contributors true and correct copies of the organizational documents of the Company, with all amendments as in effect on the date of this Agreement.

(b)                                 Due Authorization.  The Company has the legal authority to enter into this Agreement.  This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Company pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Company, each enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy or the application of equitable principles.

(c)                                  Consents and Approvals.  Assuming the accuracy of the representations and warranties of the Contributors made hereunder, the accuracy of the representations and warranties of the Additional Contributors made under the Additional Contribution Agreements and except in connection with the Public Offering, no consent, waiver, approval or authorization of any third party or Governmental Entity is required to be obtained by the Company in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, except any of the foregoing that shall have been satisfied prior to the Closing Date or the IPO Closing, as applicable.

(d)                                 Non-Contravention.  Assuming the accuracy of the representations and warranties of the Contributors made hereunder and the accuracy of the representations and warranties of the Additional Contributors made under the Additional Contribution Agreements, none of the execution, delivery or performance of this Agreement, any agreement contemplated hereby or the consummation of the transactions contemplated hereby does or will, with or without the giving of notice, lapse of time, or both, (i) contravene or conflict with the organizational documents of the Company, (ii) contravene, violate or conflict with any foreign, federal, state, local or other law binding on the Company or by which the Company or any of its assets or properties are bound or subject, (iii) result in any violation of, breach of, default under or give rise to a right of termination, acceleration, modification or cancellation or other right adverse to the Company under (A) any agreement, document or instrument to which the Company is a party or by which the Company is bound, or (B) any term or provision of any judgment, order, writ, injunction, or decree of a Governmental Entity by which the Company is bound, or (iv) require any approval, consent or waiver of, or the making of any filing with, any Person, including any Governmental Entity.

(e)                                  REIT Status.  At the effective time of the Public Offering and Closing, the Company shall be organized in a manner so as to qualify as a REIT.  The Company intends to elect to be taxed and to operate in a manner that will allow it to qualify as a REIT commencing with its short taxable year ending December 31, 2010.

(f)                                    Common Shares.  Upon issuance thereof and subject to the payment of consideration described herein, any Common Shares issued pursuant to this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and not subject to preemptive or similar rights created by statute or any agreement to which the Company is a party or by which it is bound.

(g)                                             No Litigation.  There is no Proceeding pending or, to the Company’s knowledge, threatened against the Company that, if adversely determined, would have a Material Adverse Effect on the ability of the Company to execute or deliver, or perform its obligations under, this Agreement and the documents executed by it pursuant to this Agreement or to consummate the transactions contemplated hereby.

(h)                                             No Prior Business.  Since the date of its formation, the Company has not conducted any business, nor has it incurred any liabilities or obligations (direct or indirect, present or contingent), in each case, except in connection with the Formation Transactions and the Public Offering and as contemplated under this Agreement.

(i)                                     No Broker. Neither the Company nor any of its officers, directors or employees, to the extent applicable, has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of any Contributor or any of its respective affiliates (including any of the Participating Companies and/or Entities) to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with the transactions contemplated by this Agreement.

Section 3.3                                      Exclusive Representations. Except as set forth in Section 3.1 and Section 3.2, neither the Operating Partnership nor the Company makes any representation or warranty of any kind, express or implied, and each Contributor acknowledges that it has not relied upon any other such representation or warranty.

ARTICLE 4.
COVENANTS

Section 4.1                                      Covenants of the Contributors.

(a)                                  From the Effective Date through the earlier of (i) the termination of this Agreement in accordance with Section 9.1, and (ii) the Closing Date, except for any actions taken or transactions entered into in connection with one of the Contributors, i.e., the DLF Immobilienportfolio - KC-Beteiligungs GmbH & Co KG’s conversion to a German corporation and except in connection with the Formation Transactions, no Contributor shall, or cause or agree to cause any Entity to (as applicable):

(i)                                     fail to preserve and maintain its existence, rights, franchises, licenses and privileges in the jurisdiction of its formation or fail to qualify or remain qualified to do business in each jurisdiction where it is required to so qualify;

(ii)                                  mortgage, pledge or encumber all or any portion of its Company Interests;

(iii)                               engage in transactions or conduct outside each Entity’s ordinary course of business consistent with past practice or inconsistent with its obligations under each such Entity’s operating agreements;

(iv)                              sell, transfer (or agree to sell or transfer) or otherwise dispose of, or cause the sale, transfer or disposition of (or agree to do any of the foregoing) all or any portion of its interest in the Company Interests or all or any portion of its interest in the Properties;

(v)                                 enter into any material transaction not in the ordinary course of business with respect to the Properties;

(vi)                              mortgage, pledge or encumber (other than by Permitted Lien) any assets of such Entity, except (A) liens for Taxes not delinquent, (B) purchase money security interests in the ordinary course of such Entity’s business, and (C) mechanics’ liens being disputed by such Entity in good faith and by appropriate proceeding in the ordinary course of such Entity’s business;

(vii)                           change the existing use of any Property;

(viii)                        take any action that is inconsistent with such Contributor’s obligations under each Participating Company’s Organizational Documents;

(ix)                                take any action that would render any of the representations or warranties as set forth in Article 2 of this Agreement untrue, incomplete or misleading in any material respect; or

(x)                                   file an entity classification election pursuant to Treasury Regulations Section 301.7701-3(c) on Internal Revenue Service Form 8832 (Entity Classification Election) to treat any Entity as an association taxable as a corporation for federal income Tax purposes; make or change any other Tax elections; commence, settle, compromise, or take any other material action with respect to any audit, investigation, dispute, deficiency, assessment, claim, litigation, or other action in respect of Taxes (including, for the sake of clarity, any liability for any amount as a result of a failure to comply with applicable Tax law); request a ruling or determination from any taxing authority; change any Tax accounting period; adopt or change any method of Tax accounting; file any amended Tax Return; enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or similar agreement, or any closing or similar agreement relating to any Tax; surrender any right to claim a Tax refund; consent to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment; or take any action which has the effect of any of the foregoing.

(b)                                 Notwithstanding the foregoing, the Contributors shall not be deemed to have breached Section 4.1(a) to the extent that any action set forth in Section 4.1(a) is approved by ACP Millennium Holdings LLC, ACP Cornerstone Holdings LLC, ACP Orlando LLC, ACP Westshore Manager LLC or ACP Peachtree Center Holdings LLC, or their respective representatives on the executive committee of the applicable Entity.

Section 4.2                                      Tax Covenants.

(a)                                  Each Contributor, on the one hand, and the Operating Partnership, on the other hand, shall provide each other with such cooperation and information relating to any of the Entities, the Company Interests or the Properties, as such other party reasonably requests in (i) preparing and filing any Tax Return, amended Tax Return or claim for Tax refund; (ii) determining any liability for Taxes or a right to a Tax refund; (iii) conducting any audit, investigation, dispute, deficiency, assessment, claim, litigation, or other action in respect of Taxes; or (iv) performing Tax diligence, including with respect to the impact of this transaction on the Company’s compliance with the requirements applicable to a REIT.  For the sake of clarity, such reasonable cooperation shall include the reasonable provision of documents, the reasonable granting of powers of attorney, and making employees and agents available on a mutually convenient and reasonable basis to provide additional information and explanation of any material provided hereunder.  The Operating Partnership shall promptly notify each Contributor in writing upon receipt by the Operating Partnership or any of its affiliates of notice of any pending or threatened Tax audit, investigation, dispute, deficiency, assessment, claim, litigation, or other action with respect to liabilities for Taxes of any of the Contributors.  Each Contributor shall promptly notify the Operating Partnership in writing upon receipt by such Contributor or any of its affiliates of notice of any pending or threatened Tax audit, investigation, dispute, deficiency, assessment, claim, litigation, or other action relating to the income, properties or operations of any of the Entities or with respect to any Property which could reasonably be expected to affect Tax matters of or relating to the Company, the Operating Partnership, any Entity, any subsidiary of any of the foregoing, or any Property.  Unless otherwise required to be transferred pursuant to this Agreement, the Contributors shall retain all Tax Returns, schedules and work papers with respect to the Entities and the Properties, and all material records and other documents relating thereto, until the expiration of the statute of limitations (and, to the extent notified by any party, any extensions thereof) of the Taxable years to which such Tax Returns and other documents relate and until the final determination of any Tax in respect of such year.

(b)                                 The Operating Partnership shall prepare or cause to be prepared and file or cause to be filed all Tax Returns of the Entities or their subsidiaries which are due after the Closing Date.

(c)                                  The Contributors shall pay and bear all transfer, stamp, documentary, recording and similar Taxes with respect to the contribution by each of the Contributors of their Company Interests as contemplated by this Agreement, and shall prepare and file all Tax Returns relating to such Taxes.  The Operating Partnership shall cooperate with reasonable requests of the Contributors in connection with the preparation of any such Tax Return.  For purposes of clarity, the Contributors shall not be required to pay and bear any transfer, stamp, documentary, recording or similar Taxes with respect to transactions not directly related to the transfer by the Contributors of their Company Interests (including the Public Offering).

(d)                                 The Contributors shall promptly notify the Operating Partnership and the Company in writing in the event that any of the representations included in Section 2.6(b) becomes untrue (in whole or in part) at any time prior to the Closing.  Such notice shall include a reasonable description of the reason such representation became untrue (i.e., the reason why withholding is required).

Section 4.3                                      Cooperation with Respect to Proceedings.  In the event of a Proceeding by any Person, including any Governmental Entity, seeking to restrain, prevent, prohibit, materially delay or restructure the transactions contemplated by this Agreement, including the Formation Transactions and the Public Offering, the parties shall cooperate and exercise commercially reasonable efforts to seek a resolution of such Proceeding so as to eliminate any impediment to Closing.

Section 4.4                                      Existing Loans.

(a)                                  Each Property is encumbered with certain financing as set forth on Schedule 4.4 (each, an “Existing Loan”).  Such notes, deeds of trust and all other documents or instruments evidencing or securing such Existing Loans, including any financing statements, and any amendments, modifications and assignments of the foregoing, shall be referred to, collectively, as the “Existing Loan Documents.”  Each Existing Loan shall be considered a “Permitted Lien” for purposes of this Agreement.  With respect to each Existing Loan, the Operating Partnership, at its election and in its sole and absolute discretion, shall either (i) assume the Existing Loan at the Closing, or (ii) cause the Existing Loan to be refinanced or repaid in connection with the Closing, in each case, subject to obtaining any necessary consent, if applicable, from the lender with respect to such Existing Loan (a “Lender”) prior to Closing; provided, however, that if the Operating Partnership elects to proceed under clause (i) of this sentence with respect to an Existing Loan, the Operating Partnership may nonetheless, in its sole and absolute discretion, cause such Existing Loan to be refinanced or repaid after the Closing.

(b)                                 Each Contributor acknowledges that, from the date of the initial filing of the registration statement (the “Initial Filing Date”) in connection with the Public Offering, it shall use its commercially reasonable efforts to assist the Participating Companies and the Operating Partnership in obtaining, within sixty (60) days from the Initial Filing Date or as soon as possible thereafter, the consent of the Lenders to the Operating Partnership’s assumption of those Existing Loans which the Operating Partnership intends to assume at the Closing.  In addition, at or prior to the Closing, (i) each Contributor shall cooperate with the Operating Partnership and any applicable Participating Company (or its subsidiaries) in connection with the efforts of the Participating Companies and the Operating Partnership to cause each Lender with respect to the Existing Loans that the Operating Partnership intends to assume at the Closing to release such Contributor and each of its affiliates (each as applicable) from any liability in respect of obligations first arising after the Closing Date pursuant to any recourse obligations, guarantees, indemnification agreements, letters of credit posted as security or other similar obligations, or (ii) in the absence of such release described in clause (i), from and after the Closing and until such time as each Existing Loan has been refinanced or repaid in full, or each Lender has otherwise agreed in writing to release each Contributor and each of its affiliates (each as applicable) from any further liability in respect of obligations first arising on or after the Closing Date pursuant to any recourse obligations, guarantees, indemnification agreements, letters of credit posted as security or other similar obligations under the Existing Loan Documents, the Operating Partnership shall, if applicable, indemnify the Contributors and each of their respective affiliates in respect of any such further liabilities that have not been so released, except that the Operating Partnership shall not be required to indemnify the Contributors or their respective affiliates to the extent that any such liability results from a breach of any obligation relating to the Contributors or their respective affiliates under the Existing Loan Documents (e.g., an obligation not to make or permit transfers, maintain a certain net worth or liquidity, or deliver financials) or from any act or omission constituting fraud, gross negligence, willful misconduct, bad faith or a default under this Agreement by any of the Contributors.

(c)                                  In connection with the assumption of each Existing Loan at the Closing or refinancing or payoff of an Existing Loan at or after the Closing, as applicable, the Operating Partnership shall bear and be responsible for any assumption fee or prepayment premium assessed by the applicable Lender and associated with such assumption, refinancing or payoff prior to maturity, as applicable, and any other reasonable fee, charge, legal fee, cost or expense incurred by or on behalf of any Contributor in connection therewith (collectively, “Existing Loan Fees”).  Any Existing Loan Fees associated with an Existing Loan shall be calculated solely with respect to such Existing Loan and shall not be aggregated or combined with any Existing Loan Fees associated with any other Existing Loan.  Nothing contained in this Agreement shall preclude the Operating Partnership from reducing or increasing the indebtedness secured by the Property below or above the amount outstanding on the Existing Loans in connection with any refinancing which may occur concurrently with or after Closing.  The Contributors acknowledge that they shall each be obligated to use commercially reasonable efforts (at no cost or expense to the Contributors), along with the Operating Partnership, in cooperating with the applicable Participating Companies (and their subsidiaries) to obtain approval of the assumption of an Existing Loan or in beginning the process for any refinancing or a payoff of an Existing Loan (such as requesting a payoff statement from the holder(s) of such Existing Loan), as applicable.

Section 4.5                                      Further Assurances. Each Contributor shall, or shall cause the applicable Participating Company or other Entity to, execute and deliver to the Operating Partnership all such other and further instruments and documents and take or cause to be taken all such other and further actions as the Operating Partnership may reasonably request in order to effect the transactions contemplated hereby, including instruments or documents deemed necessary or desirable by the Operating Partnership to effect and evidence the conveyance of the Company Interests in accordance with the terms and conditions of this Agreement and the transactions contemplated hereby.

ARTICLE 5.
WAIVERS AND POWER OF ATTORNEY

Section 5.1                                      Waiver of Rights Under Operating Agreements; Consents With Respect to Company Interests.

(a)                                  Effective as of the Closing, each Contributor hereby waives and relinquishes all rights and benefits otherwise afforded to such Contributor under any Operating Agreement with respect to the contribution, sale, transfer, assignment, conveyance or delivery by the other partners, members or shareholders of each Participating Company or any subsidiary thereof of any of their Company Interests to the Operating Partnership, the Company or any direct or indirect subsidiary thereof, including all rights of appraisal, rights of first offer or first refusal, buy/sell rights and any other right to consent to or approve of the transactions conducted by such other partners, members or shareholders in connection with the Formation Transactions and the Public Offering and any and all notice provisions related thereto.  Each Contributor acknowledges that the agreements contained herein and the transactions contemplated hereby and any actions taken in contemplation of the transactions contemplated hereby may conflict with, and may not have been contemplated by, certain Operating Agreements or other agreements among one or more holders of such Company Interests or one or more of the partners of any such Participating Company or subsidiary thereof.  With respect to each Participating Company, any subsidiary thereof and each Property in which the Company Interests represent a direct or indirect interest, each Contributor expressly gives all Consents (and any consents necessary to authorize the proper parties in interest to give all Consents) and Waivers that it is entitled to give that are necessary or desirable to (i) facilitate any Conveyance Action relating to such Participating Company, subsidiary thereof or Property, (ii) cause the Participating Company to have authority to transfer the Company Interests to the Operating Partnership, the Company or a subsidiary thereof, and (iii) receive Common Shares directly from the Participating Company if the Participating Company or one or more Entities transfers assets or interests directly to the Operating Partnership, the Company or a subsidiary thereof (rather than each Contributor contributing its Company Interests hereunder) and to reduce the consideration otherwise payable by the Operating Partnership hereunder as a result of such direct transfer by the Participating Company or its subsidiaries on account of any Contributor receiving any amount reduced hereunder from such Participating Company or its subsidiaries making such direct transfer. Each Contributor further covenants that it will take no action to enjoin, or seek Damages resulting from, any Conveyance Action by any holder of a direct or indirect interest in a Participating Company or a Property in which the Company Interests represent a direct or indirect interest.  In addition, if the transactions contemplated hereby occur, this Agreement shall be deemed to be an amendment to any Operating Agreement, subject to the consummation of the Closing, to the extent the terms herein conflict with the terms thereof, including terms with respect to allocations, distributions and the like.  In the event the transactions contemplated by this Agreement do not occur, nothing in this Agreement shall be deemed to be or construed as an amendment or modification of, or commitment of any kind to amend or modify, the Operating Agreements, which shall remain in full force and effect without modification.  The Waivers and Consents contained in this Section 5.1 shall terminate upon the termination of this Agreement, except as to transactions completed hereunder prior to termination.

(b)                                 Each of the Consents and Waivers enumerated in this Section 5.1 shall become effective only upon the Closing of the contribution and exchange of the Company Interests pursuant to Article 1 and Article 7.

Section 5.2                                      Grant of Power of Attorney.

(a)                                  Each Contributor hereby irrevocably appoints the Operating Partnership (or its designee) and any successor thereof from time to time (the Operating Partnership or such designee or any such successor of any of them acting in his, her or its capacity as attorney-in-fact pursuant hereto, the “Attorney-in-Fact”) as the true and lawful attorney-in-fact and agent of such Contributor, to act in the name, place and stead of such Contributor to make, execute, acknowledge and deliver the Contribution and Assumption Agreement, the Registration Rights Agreement and the Lock-up Agreement, to provide information to the Securities and Exchange Commission (the “SEC”) and others about the transactions contemplated hereby and, in general, to do all things and to take all actions which the Attorney-in-Fact in its sole and absolute discretion may consider necessary or proper in connection with or to carry out the transactions contemplated by this Agreement, consistent with the terms of this Agreement, as fully as could the applicable Contributor if personally present and acting (the “Power of Attorney”); it being understood that nothing in this Section 5.2(a) shall be deemed to grant the Attorney-in-Fact with the power and authority to execute, acknowledge and deliver any registration statements on behalf of any of the Contributors to be filed with the SEC, or, in connection with such Attorney-in-Fact’s providing information to the SEC and others or otherwise making any representation or warranty on behalf of Contributor as to the information so provided.  Further, each Contributor hereby grants to the Attorney-in-Fact a proxy (the “Proxy”) to vote such Contributor’s Company Interests on any matter related to the Formation Transactions that is presented to any of the Participating Companies’ partners, members or shareholders for a vote, including with respect to the transfer of interests in any Participating Company by the other partners, members or shareholders, provided all such matters to be approved by such vote are consistent with the terms of this Agreement.

(b)                                 Each of the Power of Attorney and the Proxy and all authority granted hereby shall be coupled with an interest and therefore shall be irrevocable and shall not be terminated by any act of Contributor, and if any other such act or event shall occur prior to the consummation of the transactions contemplated by this Agreement, the Attorney-in-Fact shall nevertheless be authorized and directed to consummate all such transactions as if such other act or event had not occurred and regardless of notice thereof.  Each Contributor acknowledges and agrees that, at the request of the Operating Partnership, it shall promptly execute and deliver to the Operating Partnership a separate power of attorney and proxy on the same terms set forth in this Section 5.2, such execution to be witnessed and notarized, and in recordable form (if necessary).  Each Contributor hereby authorizes the reliance of third parties on each of the Power of Attorney and the Proxy.

(c)                                  It is understood that the Attorney-in-Fact assumes no responsibility or liability to any Person by virtue of the Power of Attorney or Proxy granted by each Contributor under this Section 5.2.  The Attorney-in-Fact makes no representations with respect to and shall have no responsibility in its capacity as the Attorney-in-Fact for the Formation Transactions or the Public Offering, or the acquisition of the Company Interests by the Operating Partnership, the Company or a subsidiary thereof and shall not be liable in its capacity as Attorney-in-Fact for any error or judgment or for any act done or omitted or for any mistake of fact or law, except for its own gross negligence or bad faith, or a breach of this Agreement or the terms of its power of attorney provided for herein.

ARTICLE 6.
CONDITIONS TO CLOSING

Section 6.1                                      Conditions to the Operating Partnership’s and the Company’s Obligation to Close.  The obligations of the Operating Partnership and the Company to consummate the transactions contemplated hereby shall be subject to the fulfillment of the following conditions at or prior to the Closing (unless waived in whole or in part by the Operating Partnership and the Company, in their sole and absolute discretion):

(a)                                  The representations and warranties of each Contributor contained in this Agreement (i) shall have been true and correct in all material respects on the date that such representations and warranties were made, and (ii) shall be true and correct in all material respects on the Closing Date (as defined in Section 7.1) as if made on and as of such date;

(b)                                 The obligations of each Contributor contained in this Agreement shall have been duly performed on or prior to the Closing Date and no such Contributor shall have breached any of such Contributor’s covenants contained herein in any material respect;

(c)                                  Each Contributor, directly or through the Attorney-in-Fact, shall have executed and delivered to the Operating Partnership the documents required to be delivered pursuant to Sections 7.2 and 7.3;

(d)                                 Each Contributor shall have delivered to the Operating Partnership any consents or approvals of any Governmental Entity or other Persons (including any Lenders and lessors) set forth on Schedule 2.3 to the Disclosure Schedule;

(e)                                  All Additional Contributors shall have delivered to the Operating Partnership, if applicable, (i) any consents or approvals of any Governmental Entity or third parties (including any Lenders and lessors) required to consummate the transactions contemplated hereby and the Formation Transactions, and (ii) all books and records, title insurance policies, the Assumed Agreements, lease files, contracts, share certificates, original promissory notes, and other indicia of ownership with respect to each Participating Company (and any subsidiary of a Participating Company), in each case to the extent and in the forms required under the contribution agreements executed by such Additional Contributors;

(f)                                    Subject to the provisions of Section 8.2, there shall not have occurred between the Effective Date and the Closing Date any Material Adverse Effect with respect to any Participating Company or any Property;

(g)                                 No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or other Governmental Entity that prohibits the consummation of the transactions contemplated hereby, and no Proceeding seeking such an order shall be pending or threatened;

(h)                                 The contributions by the Additional Contributors contemplated by the Additional Contribution Agreement shall close concurrently with the Closing;

(i)                                     The Company’s registration statement on Form S-11 to be filed after the Effective Date with the SEC shall have become effective under the Act, and shall not be the subject of any stop order or other Proceeding by the SEC seeking a stop order;

(j)                                     The IPO Closing (as defined in Section 7.1) shall be occurring simultaneously with the Closing (or the Closing shall occur prior to, but conditioned upon the immediate subsequent occurrence of, the IPO Closing); and

(k)                                  the modification to the Peachtree Loan, substantially as set forth on Schedule 6.1, shall have been executed.

Section 6.2                                      Conditions to the Contributors’ Obligation to Close.  The obligations of the Contributors to consummate the transactions contemplated hereby shall be subject to the fulfillment of the following conditions at or prior to the Closing (unless waived in whole or in part by the Contributors, in their sole and absolute discretion):

(a)                                  The representations and warranties of each of the Operating Partnership and the Company contained in this Agreement (i) shall have been true and correct in all material respects (except for such representations and warranties that are qualified by materiality or Material Adverse Effect, which representations and warranties shall have been true and correct in all respects) on the date such representations and warranties were made, and (ii) shall be true and correct on the Closing Date in all material respects (except for such representations and warranties that are qualified by materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as if made on and as of such date;

(b)                                 The obligations of each of the Operating Partnership and the Company contained in this Agreement shall have been duly performed on or prior to the Closing Date and neither the Operating Partnership nor the Company shall have breached any of their respective covenants contained herein in any material respect;

(c)                                  The Company and the Operating Partnership shall each have executed and delivered to the Contributors the documents required to be delivered pursuant to Sections 7.2 and 7.3;

(d)                                 No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or Governmental Entity that prohibits the consummation of the transactions contemplated hereby, and no Proceeding seeking such an order shall be pending or threatened;

(e)                                  The Company’s registration statement on Form S-11 to be filed after the Effective Date with the SEC shall have become effective under the Act, and shall not be the subject of any stop order or Proceeding by the SEC seeking a stop order;

(f)                                    The IPO Closing shall be occurring simultaneously with the Closing (or the Closing shall occur prior to, but conditioned upon the immediate subsequent occurrence of, the IPO Closing); and

(g)                                 The Operating Partnership shall have provided the Contributors with copies of the Additional Contribution Agreements and all material agreements entered into by the Company in connection therewith.

ARTICLE 7.
CLOSING

Section 7.1                                      Time and Place; Pre-Closing, Closing and IPO Closing.  The date, time and place of the consummation of the transactions contemplated by this Agreement (the “Closing” or the “Closing Date”) shall occur concurrently with (or prior to, but conditioned upon the immediate subsequent occurrence of) the IPO Closing.  Notwithstanding the foregoing, the Pre-Closing (as defined below) shall take place on the date designated by the Operating Partnership following the fulfillment of all of the conditions under Article 6, other than the conditions set forth in Sections 6.1(j) and 6.2(f) (collectively, the “Pre-Closing Conditions”) at 10:00 a.m. in the offices of Hogan Lovells US LLP, 555 Thirteenth Street, N.W., Washington, DC 20004 on the later of (i) the fifth (5th) Business Day prior to Closing, and (ii) the date of pricing of the Public Offering (the “Pre-Closing Date”).  On the Pre-Closing Date, each of the Operating Partnership, the Company and the Contributors shall acknowledge and agree that all of the Pre-Closing Conditions have been satisfied and waive any rights with respect to such conditions.  The date, time and place of the consummation of the Public Offering, which shall occur concurrently with or immediately following the Closing, is referred to herein as the “IPO Closing.”

Section 7.2                                      Pre-Closing Deliveries.  On the Pre-Closing Date, the parties shall enter into an escrow agreement with an escrow agent designated by the Operating Partnership (in such capacity, the “Escrow Agent”) in a form reasonably satisfactory to all parties, and shall make, execute, acknowledge and deliver into escrow with the Escrow Agent, or cause to be made, executed, acknowledged and delivered into escrow with Escrow Agent through the Attorney-in-Fact, the legal documents and other items (collectively the “Closing Documents”) to which it is a party or for which it is otherwise responsible that are necessary to carry out the intention of this Agreement and the other transactions contemplated to take place in connection therewith.  Such execution, acknowledgment and delivery into escrow of the Closing Documents shall be referred to herein as the “Pre-Closing.”  The Closing Documents and other items to be delivered into escrow at the Pre-Closing shall include the following:

(a)                                  The Contribution and Assumption Agreement in the form attached hereto as Exhibit C;

(b)                                 The Share Certificates or evidence of delivery of uncertificated Common Shares by book-entry and/or other evidence of the transfer of Common Shares to the Contributors;

(c)                                  All books and records, title insurance policies, the Assumed Agreements, lease files, contracts, share certificates, original promissory notes, and other indicia of ownership with respect to each Participating Company (and any subsidiary of the Participating Companies) that are in the possession of any Contributor or which can be obtained through such Contributor’s reasonable efforts;

(d)                                 An affidavit from each Contributor substantially in the form attached hereto as Exhibit I;

(e)                                  Any other documents that are in the possession of any Contributor or which can be obtained through any Contributor’s reasonable efforts which are reasonably requested by the Operating

Partnership or reasonably necessary or desirable to assign, transfer, convey, contribute and deliver each Contributor’s Company Interests;

(f)                                    The Operating Partnership and the Company, on the one hand, and each Contributor, on the other hand, shall provide to the other a certified copy of all appropriate corporate resolutions or partnership or limited liability company actions authorizing the execution, delivery and performance by the Operating Partnership and the Company (if so requested by any Contributor) and each Contributor (if so requested by the Operating Partnership or the Company) of this Agreement, any related documents and the documents listed in this Section 7.2;

(g)                                 The Operating Partnership and the Company, on the one hand, and each Contributor, on the other hand, shall provide to the other a certification regarding the accuracy in all material respects of each of their respective representations and warranties contained in this Agreement as of such date (except for such representations and warranties that are qualified by materiality or Material Adverse Effect, which representations and warranties shall be certified as being accurate in all respects);

(h)                                 A written acknowledgement by the applicable Contributors, in form and substance reasonably acceptable to the Operating Partnership, that (i) the Member Loans have been paid in full upon receipt of the cash amount specified in Section 7.3(b) below, (ii) no other loans in respect of the Company Interests (or any interests in any subsidiaries of any Participating Company) are outstanding or payable by the Operating Partnership or any affiliate thereof to any Contributor or any affiliate thereof, and (iii) upon the payment of the cash amount specified in Section 7.3(b) below, all security interests granted in connection with the Member Loans will be forever released and discharged;

(i)                                     Written resignations from all representatives appointed by any Contributor to the executive committee of any Participating Company effective as of the Closing; and

(j)                                     All documents reasonably required by a Lender in connection with the assumption or prepayment of an Existing Loan at or prior to Closing, duly executed by the applicable party.

Additionally, on the Pre-Closing Date, the parties shall execute and deliver to the Escrow Agent binding escrow instructions, in a form reasonably approved by all parties, acknowledging that all Pre-Closing Conditions have been met or waived and instructing the Escrow Agent to hold the Closing Documents in escrow until the conditions set forth in Sections 6.1(j) and 6.2(f) have occurred.

Section 7.3                                      IPO Closing Deliveries.  At the IPO Closing, (i) the Closing Documents shall be released from escrow and delivered to the applicable parties, and the Closing shall be deemed to have occurred (if such Closing has not otherwise occurred immediately prior thereto), and (ii) the parties shall make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered through the Attorney-in-Fact, the legal documents and other items (collectively the “IPO Closing Documents”) to which it is a party or for which it is otherwise responsible that are necessary to carry out the intention of this Agreement and the other transactions contemplated to take place in connection therewith, which IPO Closing Documents and other items shall include the following:

(a)                                  The registration rights agreement, signed by or on behalf of each Contributor, certain other parties and the Company, substantially in the form attached hereto as Exhibit E (the “Registration Rights Agreement”);

(b)                                 The payment to the Contributors (or their designees) by or on behalf of the Operating Partnership of an amount equal to the outstanding principal balance plus accrued and unpaid interest through the Closing Date on the member loans listed on Schedule 7.3(b) (collectively, the “Member Loans”) in full satisfaction of such Member Loans;

(c)                                  Evidence reasonably satisfactory to the Operating Partnership (including UCC-3 termination statements) that all security interests granted in connection with the Member Loans have been released and discharged;

(d)                                 The payment of all cash amounts payable by the Operating Partnership with respect to the prorations and adjustments pursuant to Section 7.5(e); and

(e)                                  If requested by the Operating Partnership, a certified copy of all appropriate corporate resolutions or partnership or limited liability company actions authorizing the execution, delivery and performance by the Contributors of this Agreement, any related documents and the documents listed in this Section 7.3.

Section 7.4                                      Costs.  Without limitation on and subject to Section 4.4, the Operating Partnership shall be responsible for (i) all escrow fees and costs, (ii) the costs of any title policy, surveys, appraisals, environmental, physical and financial audits and the costs of any other examinations, inspections or audits of the Property, (iii) any and all assumption, prepayment or other fees, penalties or amounts due and payable in connection with the discharge and satisfaction or the assumption of any Existing Loan, (iv) any costs associated with any new financing, including any application and commitment fees or the costs of such new lender’s other requirements, and (v) any out-of-pocket costs or fees associated with any third-party approvals or deliverable items contemplated hereunder, including estoppels, consents, waivers, assignments and assumptions, provided that such costs or fees under this clause (v) have been reasonably approved in advance in writing by the Operating Partnership.  Each of the parties shall be responsible for their own attorneys’ and advisors’ fees, charges and disbursements.  All costs and expenses incident to the transactions contemplated hereby, and not specifically described above, shall be paid by the party incurring same.  The provisions of this Section 7.4 shall survive the Closing.

Section 7.5                                      Prorations and Adjustments.

(a)                                  General.  All income and expenses of each Property shall be apportioned as of 12:01 a.m. on the Determination Date, with the Operating Partnership being deemed to be the owner of the Property during the entire day on which the Determination Date occurs and being deemed to be entitled to receive all revenue of each Property, and being deemed to be obligated to pay all operating expenses of each Property, with respect to such day, and the Contributors being deemed to be entitled to their Allocable Share of all revenue of each Property, and being deemed to be obligated to pay their Allocable Share of all operating expenses of each Property, prior to such day.  With respect to each Property, such prorated items shall include the following:

(i)                                      All rents and any other income with respect to such Property received by the Determination Date, if any, and for the current month not yet delinquent.  Such proration of rents shall be based on a rent roll updated not less than one (1) day prior to the Determination Date;

(ii)                                   Property Taxes and assessments (including personal property Taxes on the Personal Property) levied against such Property (it being understood and agreed that if any Taxes or assessments relating to such Property relate to any period beginning on a date prior to Closing and ending on a date on or after the Closing Date, then the Taxes for such period shall be prorated, with the Operating Partnership responsible for the payment of the portion of such Taxes attributable to the period from and after the Closing Date);

(iii)                                Utility charges for which the applicable Participating Company is liable, if any, such charges to be apportioned as of the Determination Date on the basis of the most recent meter reading occurring prior to the Determination Date (dated not more than fifteen (15) days prior to the Determination Date) or, if unmetered, on the basis of a current bill for each such utility;

(iv)                               All operating cost reimbursements, percentage rents, additional rents and other retroactive rental escalations, sums or charges payable by tenants under the Leases related to such Property (the “Additional Rent”) which accrue prior to the Determination Date but are not then due and payable;

(v)                                  Subject to Section 7.5(e), interest accounts, impound accounts, escrow accounts and other reserves maintained pursuant to any Existing Loan for such Property that will be assumed by the Operating Partnership at the Closing;

(vi)                               Any other items of revenue, operating expenses or other items pertaining to such Property which are customarily prorated between a transferor and transferee of real estate in the county in which the Property is located; and

(vii)                            Any accrued interest on any Existing Loan for such Property.

(b)                                 Specific Calculation of Prorations and Adjustments.  Notwithstanding anything contained in Section 7.5(a) above, and, in each case, subject to Section 7.5(e), with respect to each Property, the following shall apply:

(i)                                                                                      With respect to any cash security deposits, letters of credit or other credit enhancements (collectively, the “Security Deposits”) held by the Contributors with respect to any leases, licenses, tenancies, possession agreements, occupancy agreements or service, equipment, franchise, operating, management, parking, supply, utility or maintenance agreements relating to any Property (collectively, the “Assumed Agreements”), the Total Consideration payable to the applicable Contributor shall be reduced by the amount of such cash Security Deposits (not including interest accounts, impound accounts, escrow accounts and other reserves maintained pursuant to any Existing Loan for such Property, which shall be addressed in accordance with Section 7.5(a)(vi) above), in each case, to the extent such cash Security Deposits have not been applied against delinquent rents or other obligations as provided in the Assumed Agreements and in accordance with the terms of this Agreement.  To the extent required, (A) to the extent transferrable, all non-cash Security Deposits shall be transferred to the Operating Partnership by appropriate transfer documentation; and (B) if not transferable, the Contributor shall (or, if applicable, shall cause the applicable Participating Company to) request the party obligated under the applicable non-cash Security Deposit (e.g., the tenant, if the Assumed Agreement is a lease for which the tenant has delivered a letter of credit to the applicable Participating Company) to replace the same so that it inures in favor of the Operating Partnership, and, in the event any such replacement non-cash Security Deposit is not delivered to the Operating Partnership by Closing, the Operating Partnership shall diligently pursue such replacement after Closing and the Contributors shall take all reasonable action, as directed by the Operating Partnership, in connection with the liquidation of any such non-cash Security Deposits for payment as permitted under the terms of the applicable Assumed Agreement.  The Operating Partnership shall pay all fees and charges, if any, in connection with the Contributors’ compliance with the immediately preceding sentence.  From and after the Determination Date, the Contributors shall not permit the application of any Security Deposits against any delinquent rents or other obligations under the Assumed Agreements without the approval of the Operating Partnership, which approval shall not be unreasonably withheld;

(ii)                                   The Contributors shall cooperate with the Operating Partnership and the applicable Participating Company (and its subsidiaries) to cause all delinquent real estate Taxes and assessments with respect to such Property to be paid at or prior to the Determination Date, together with any interest, penalties or other fees related to any delinquent Taxes.  In determining prorations relating to non-delinquent Taxes, the Operating Partnership shall be credited with an amount equal to the Contributors’ Allocable Share of the real estate Taxes and assessments for such Property applicable to the period prior to the Determination Date against the Total Consideration, to the extent such amount has not been actually paid prior to the Determination Date.  In the event that any real estate Taxes or assessments related to such Property applicable to the period after the Determination Date have been paid prior to the Determination Date, the Contributors shall be entitled to a credit for their Allocable Share of such amount.  In connection with the re-proration of real estate Taxes and assessments for which a credit was given or a proration was made on the Determination Date, the applicable parties shall adjust the differences between them promptly upon demand being made therefor by either the Contributors or the Operating Partnership.  If, after the Determination Date, any additional real estate Taxes or assessments applicable to the period prior to the Determination Date are levied for any reason, including back assessments or escape assessments, then the Contributors shall pay their Allocable Share of all such additional amounts.  If, after the Determination Date, the Contributors or the Operating Partnership receives any property Tax refunds regarding such Property relating to a period prior to the Determination Date, then that portion of the refunds related to a period prior to the Determination Date that is required to be refunded to any tenant of such Property shall be delivered to or retained by, as the case may be, the Operating Partnership for the purpose of making such refund payments with the remaining portion of such refunds retained by or delivered to, as the case may be, the Contributors the amount of their Allocable Share of such refunds.  The Operating Partnership shall pay all supplemental Taxes resulting from the change in ownership and reassessment occurring as the result of the Closing pursuant to this Agreement;

(iii)                                The Operating Partnership shall use commercially reasonable efforts to prosecute and pursue through completion each real property Tax assessment appeal for any Property that is pending as of the Effective Date (an “Existing Appeal”).  The Contributors may not prosecute any Existing Appeal or any other appeal of the real property Tax assessment for any Property for Tax years prior to and including the Tax year in which the Closing occurs, but the Contributors shall reasonably cooperate with the Operating Partnership in connection with each such appeal and the collection of any related award or refund.  Any award, refund or other amounts payable in connection with any such appeal shall be paid directly to the Operating Partnership by the applicable authorities, and shall be distributed as follows: first, to reimburse the Operating Partnership for its actual costs incurred in connection with the appeal; and second, the balance shall be prorated and otherwise handled in accordance with Sections 7.5(a) and 7.5(b)(ii) above;

(iv)                               Charges referred to in Section 7.5(a)(ii) which are payable by any tenant of such Property directly to a third party shall not be apportioned hereunder, and the Operating Partnership shall accept title subject to any of such charges unpaid and the Operating Partnership shall look solely to the tenant responsible therefor for the payment of such charges;

(v)                                  All rent and other income which have been paid to a Participating Company and which are allocable to the period from and after the Determination Date shall be credited to the Operating Partnership.  Unpaid rent from a tenant at such Property which, as of the Closing, is delinquent with reference to the Determination Date shall not be prorated at the Closing, and any such rent collected after the date of the Closing shall be delivered as follows:  (a) if the Contributors collect their Allocable Share of any such unpaid delinquent rent, the Contributors shall, within fifteen (15) days after the receipt thereof, deliver to the Operating Partnership their Allocable Share of any such rent which the Operating Partnership is entitled to hereunder relating to the Determination Date and any period thereafter, and (b) if the Operating Partnership collects any such unpaid delinquent rent, the Operating Partnership shall, within fifteen (15) days after the receipt thereof, deliver to the Contributors their Allocable Share of any such rent to which the Contributors are entitled hereunder relating to the period prior to the Determination Date.  The parties agree that all such rent received by the Contributors or the Operating Partnership with respect to such Property from a tenant delinquent at the Determination Date shall be applied (i) first to the rent for the month in which the Closing occurs, (ii) second to any rent then due and payable, and (iii) third to delinquent rent, if any, in the reverse order of maturity (i.e., first to the most recently accrued unpaid obligation).  The Operating Partnership will use commercially reasonable efforts after the Closing to collect all rents (including Additional Rent and any such delinquent rents) in the usual course of the Operating Partnership’s operation of the Properties, but the Operating Partnership will not be obligated to institute any lawsuit or other collection procedures to collect the same.  The Operating Partnership may not waive any rents (including Additional Rent or delinquent rent) nor modify any Lease so as to reduce or otherwise affect amounts owed thereunder for any period in which the Contributors are entitled to receive a share of charges or amounts without first obtaining the Contributors’ written consent.  From and after the Determination Date, the Contributors may not pursue any action to collect any rents (including Additional Rent) due for periods prior to the Determination Date from any current tenant of a Property; provided, that with respect to delinquent rents and any other amounts (including Additional Rent) or other rights of any kind respecting tenants who are no longer tenants of a Property as of the Determination Date, the Contributors shall retain all rights relating thereto and shall not be restricted hereby. For avoidance of doubt, the foregoing shall not restrict the Contributors’ pursuit of claims against tenants who are no longer tenants of a Property as of the Determination Date.  Following the Closing, upon the written request of the Contributors, the Operating Partnership shall cause the applicable Participating Companies (or their subsidiaries) to assign to the applicable Contributors the right to collect delinquent rents from tenants who were no longer tenants of a Property as of the Determination Date;

(vi)                               With respect to any year-end reconciliations of Additional Rent (if applicable) under the Leases for such Property, the Contributors and the Operating Partnership shall cooperate to complete such reconciliations as soon as possible after the Determination Date, but in no event later than May 15, 2011, with the Contributors being deemed to be responsible for their Allocable Share of all amounts owing to the tenants under the Leases and being deemed to be entitled to their Allocable Share of all amounts payable by tenants under the Leases with respect to periods prior to the Determination Date, and with the Operating Partnership being deemed to be responsible for amounts owing to tenants under the Leases and being deemed to be entitled to amounts payable by tenants under the Leases with respect to periods from and after the Determination Date.  Without limiting the generality of the foregoing, the parties hereto acknowledge that the foregoing reconciliation shall be made such that such reimbursements are allocated to the period in which such reimbursable expenses were incurred;

(vii)                            With respect to such Property (and subject to the terms set forth in this Section 7.5(b)(vii) below), the Contributors shall be responsible for (a) their Allocable Share of all Tenant Inducement Costs (as hereinafter defined) with respect to all Leases executed or signed prior to April 1, 2010 for such Property and (b) their Allocable Share of all expenses connected with or arising out of the negotiation, execution and delivery of any Leases executed or signed prior to April 1, 2010 for such Property, including all Leasing Commissions (as hereinafter defined) related thereto and any legal fees or costs in connection therewith.  With respect to such Property (and subject to the terms of this Section 7.5(b)(vii) below), the Operating Partnership shall be responsible for the payment of (i) all Tenant Inducement Costs and Leasing Commissions which become due and payable (whether before or after the Determination Date) as a result of any amendment, modification, renewal, extension, expansion or termination of any Lease, or any new Lease, in any case executed after April 1, 2010 for such Property (as applicable, each a “New Lease Document”), in each case to the extent such New Lease Document has been approved by the Operating Partnership in writing or otherwise entered into in accordance with the terms of this Agreement, and (ii) all expenses connected with or arising out of the negotiation, execution and delivery of any New Lease Document executed or signed after the Effective Date for such Property.  To the extent any such Leasing Commissions, Tenant Inducement Costs or expenses arising from a New Lease Document shall be due and payable and paid prior to the Determination Date, the Contributors shall receive a credit equal to their Allocable Share of the amount of such Leasing Commissions, Tenant Inducement Costs or expenses so paid, except that (and notwithstanding the immediately preceding sentence) if the tenant under the applicable New Lease Document commences payment of base rent or minimum rent under such New Lease Document prior to the Determination Date, then the Contributors shall instead receive a credit equal to their Allocable Share of such Leasing Commissions, Tenant Inducement Costs or expenses multiplied by a fraction, the numerator of which is (x) the total number of days in the term of such lease minus the number of days that occur prior to the Determination Date and with respect to which base rent or minimum rent was actually paid to the applicable Participating Company thereunder, and the denominator of which is (y) the total number of days in such term.  In no event shall the Operating Partnership be obligated to pay any Leasing Commissions for or Tenant Inducement Costs under any Lease entered into prior to April 1, 2010, except to the extent the same become due and payable as a result of any New Lease Document executed after April 1, 2010.  The term “Tenant Inducement Costs” shall mean any payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including tenant improvement costs, lease buyout costs, and/or moving, design, refurbishment, free rent (but only to the extent that a tenant would otherwise be paying rent under a New Lease Document, but is not obligated to do so because of such free rent inducement) and other allowances.  The term “Leasing Commissions” means any leasing or brokerage commissions payable to a leasing agent or broker and connected with or arising out of the negotiation, execution and delivery of a Lease.

(c)                                  Prorations Not Able to be Calculated on the Determination Date.  Except as otherwise provided herein, any revenue or expense amount with respect to any Property which cannot be ascertained with certainty as of the Determination Date shall be prorated on the basis of the parties’ reasonable estimates of such amount, and shall be the subject of a final proration ninety (90) days after the Closing or as soon thereafter as the precise amounts can be ascertained, but in no case later than 180 days after the Closing.  Once all revenue and expense amounts have been ascertained, the parties shall prepare and execute a final proration statement, which such statement shall be conclusively deemed to be accurate and final.

(d)                                 Adjustments for Existing Loans.  To the extent that, on the Determination Date, the Operating Partnership’s good faith determination of the principal amount of any Existing Loan to be outstanding immediately prior to the Closing Date with respect to any Property is greater than or less than the principal amount set forth on Schedule 4.4 for such Property, then, in each case, except with respect to the Peachtree Loan and subject to Section 7.5(e), (i) if such amount is greater than the applicable amount set forth on Schedule 4.4, the Operating Partnership shall be credited with an amount equal to the Contributors’ Allocable Share of the increase in such outstanding principal balance against the Total Consideration with respect to such Property, and (ii) if such amount is less than the applicable amount set forth on Schedule 4.4, the Contributors shall receive a credit to the Total Consideration with respect to such Property in an amount equal to the Contributors’ Allocable Share of the decrease in such outstanding principal balance.  In addition, the parties acknowledge and agree that, with respect to any amount to be credited to the applicable Contributor under this Section 7.5 for amounts that are held in the applicable Entity’s existing Debt Service Reserve Sub-Account (as such term is used and referred to in the Loan Modification Agreement attached hereto as Schedule 6.1) with respect to the Peachtree Center Properties, the Specified Interest Amount shall be deducted prior to any proration calculation or adjustment under this Section 7.5. For purposes of the foregoing, “Specified Interest Reserve Amount” means the portion of the interest applicable to “Tranche B” of the “Restated Note” (as such terms are used/defined in the Loan Modification Agreement attached hereto as Schedule 6.1, the “Peachtree Tranche B Loan”) that is payable between the Determination Date and the original maturity date of such Restated Note (as defined in the Loan Modification Agreement attached hereto as Schedule 6.1).

(e)                                  Credits and Charges for Prorations and Adjustments.  All net charges against any Contributor on account of the prorations and adjustments to be made at Closing in accordance with this Section 7.5 (as determined on the Determination Date) and all net credits to any Contributor on account of the prorations and adjustments to be made at Closing in accordance with this Section 7.5 (as determined on the Determination Date) shall be paid as follows:

(i)                                     in the event that the net charges payable by the applicable Contributor to the Operating Partnership exceed the net credits payable to such Contributor by the Operating Partnership (such excess, the “Payable Charges”) in accordance with this Section 7.5, then, at Closing, the number of Common Shares payable to the applicable Contributor (as set forth on Exhibit D) shall be decreased (with such decrease in Common Shares being equal to (A) the Payable Charges, divided by (B) the IPO Price, with the resulting amount being rounded to the nearest whole number); and

(ii)                                  in the event that the net credits payable to the applicable Contributor by the Operating Partnership exceed the net charges payable by such Contributor to the Operating Partnership (such excess, the “Payable Credits”) in accordance with this Section 7.5, then the Operating Partnership shall pay to such Contributor in cash, by wire transfer of immediately available funds to an account or accounts designated by such Contributor no later than three (3) Business Days prior to the Closing Date, an amount equal to the Payable Credits.

ARTICLE 8.
SURVIVAL AND RISK OF LOSS

Section 8.1                                      Survival.  It is the express intention and agreement of the parties hereto that the representations, warranties and covenants of each of the Contributors and the Operating Partnership and the Company set forth in this Agreement shall survive the consummation of the transactions contemplated hereby.  The provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at the Closing shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

Section 8.2                                      Risk of Loss Prior to Closing.  The risk of loss relating to the Company Interests prior to the Closing shall be borne by the applicable Contributor.  If, prior to the Closing, (a) any Property is materially or totally destroyed or damaged by fire or other casualty, or (b) any Property is materially or totally taken by eminent domain or through condemnation proceedings, then the Operating Partnership may, at its option, but subject to the consent rights of the applicable Contributor set forth in Section 1.3 (such election to be made as soon as reasonably practicable following such occurrence and in any event prior to the Closing), determine not to acquire the applicable Company Interests relating to the Property that has been destroyed, damaged or taken as described above.  No Contributor shall have any obligation to repair or replace any such damage, destruction or taken property.  Unless the Operating Partnership does not, pursuant to Section 1.3, acquire the applicable Company Interests (in which case this sentence shall not apply thereto), at the Closing (i) the applicable Contributor shall pay or cause to be paid to the Operating Partnership any sums collected (directly or indirectly) by such Contributor, if any, under any policies of insurance, if any, or award proceeds relating to such casualty or condemnation, if any, and otherwise assign to the Operating Partnership all rights (directly or indirectly) of Contributor to collect such sums as may then be uncollected (except to the extent required for collection costs or repairs by such Contributor prior to the Closing Date, and provided that Contributor shall retain its Allocable Share of any insurance proceeds attributable to lost rents or other items applicable to any period prior to the Determination Date, and all rights thereto); and (ii) the Total Consideration shall be reduced by the applicable Contributor’s Allocable Share of the amount of any deductibles under the applicable insurance policies.  As used in this Section 8.2, “materially” destroyed, damaged or taken refers to any casualty loss or damage or any loss due to condemnation, in either case, to a Property or any portion thereof if (x) the cost of repairing or restoring the premises in question to substantially the same condition which existed prior to the event of damage would be, in the opinion of an architect or other qualified expert selected by Contributor and reasonably approved by the Operating Partnership, or the amount of the proposed condemnation award is, equal to or greater than ten percent (10%) of the Total Consideration for such Property, (y) such loss or damage would entitle tenants occupying more than ten percent (10%) of the total rentable square footage at such Property, in the aggregate, to terminate their Leases, or (z) such loss or damage otherwise materially impairs the current use or square footage of such Property, the parking therefor or access thereto.

ARTICLE 9.
TERMINATION

Section 9.1                                      Termination.  This Agreement may be terminated and the transactions contemplated by this Agreement, including the Formation Transactions and the Public Offering, may be abandoned at any time prior to Closing:

(a)                                  by mutual agreement of the Contributors, the Operating Partnership and the Company;

(b)                                 at any time after the six (6)-month anniversary of the Effective Date (the “Termination Date”), by either the Operating Partnership (on behalf of the Operating Partnership and the Company) or the Contributors, by prior written notice to the other party, if the Closing shall not have occurred for any reason on or prior to the Termination Date; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to any party whose failure to perform any of its obligations under this Agreement required to be performed by it at or prior to the Closing has been the cause of, or resulted in, the failure of the Closing to occur;

(c)                                  by the Operating Partnership (on behalf of the Operating Partnership and the Company), upon written notice to the Contributors, if (i) the Company determines, in its sole and absolute discretion, not to proceed with the Public Offering, (ii) any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment and shall not have been waived by the Operating Partnership and the Company, (iii) any Contributor fails to perform in any material respect any of its covenants or agreements contained in this Agreement required to be performed by it on or prior to the Closing, and, within twenty (20) days after written notice of such breach to the Contributors, such breach shall not have been cured or waived by the Operating Partnership and the Company and the Contributors shall not have provided reasonable assurance to the Operating Partnership and the Company that such breach will be cured in all material respects on or prior to the Closing, or (iv) any Contributor shall breach in any material respect any of its representations or warranties hereunder, and, within twenty (20) days after written notice of such breach to such Contributor, such Contributor shall continue to be in breach of such representation or warranty; or

(d)                                 by the Contributors, upon written notice to the Operating Partnership and the Company, if (i) any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment and shall not have been waived by the Contributors, (ii) the Operating Partnership and the Company fail to perform in any material respect any of their respective covenants or agreements contained in this Agreement required to be performed by them on or prior to the Closing, and, within twenty (20) days after written notice of such breach to the Operating Partnership and the Company, such breach shall not have been cured or waived by the Contributors and the Operating Partnership and the Company shall not have provided reasonable assurance to the Contributors that such breach will be cured in all material respects at or prior to the Closing, or (iii) the Operating Partnership and the Company shall breach in any material respect any of their representations or warranties hereunder, and, within twenty (20) days after written notice of such breach to the Operating Partnership and the Company, the Operating Partnership and the Company shall continue to be in breach of such representation or warranty.

Section 9.2                                      Procedure and Effect of Termination.  In the event of the termination of this Agreement and the abandonment of the transactions contemplated hereby pursuant to Section 9.1, written notice thereof shall be given by the party so terminating to the other parties to this Agreement, and this Agreement shall terminate and the transactions contemplated by this Agreement shall be abandoned without further action by the parties hereto.  If this Agreement is terminated pursuant to Section 9.1 hereof:

(a)                                  this Agreement shall become null and void and of no further force or effect, except that the obligations provided for in Section 4.2, Section 7.4, Article 8, this Section 9.2 and Article 10 hereof shall survive any such termination of this Agreement; and

(b)                                 except as otherwise set forth herein, such termination shall be without liability of any party to any other party; provided, however, that if the transactions contemplated by this Agreement fail to close as a result of any breach or violation of any of its representations, warranties, covenants or agreements contained in this Agreement by any party, such party shall be fully liable for any and all Damages incurred or suffered by the other parties as a result of any such breach or violation so long as such other Parties are not then themselves in breach in any material respect of their respective obligations under this Agreement.

ARTICLE 10.
MISCELLANEOUS

Section 10.1                                Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and it will not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one of such counterparts.  All counterparts shall constitute one and the same instrument.  Each party may execute this Agreement via a facsimile (or transmission of a .pdf file) of this Agreement.  In addition, facsimile or .pdf signatures of authorized signatories of the parties shall be valid and binding and delivery of a facsimile or .pdf signature by any party shall constitute due execution and delivery of this Agreement.

Section 10.2                                Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to the choice of laws provisions thereof.

Section 10.3                                Amendment; Waiver.  Any amendment hereto shall be in writing and signed by all parties hereto.  No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.  The waiver by any party of the performance of any act shall not operate as a waiver of the performance of any other act or an identical act required to be performed at a later time. Except as otherwise provided herein, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement.

Section 10.4                                Entire Agreement.  This Agreement, the exhibits and schedules hereto and the agreements referred to in Section 7.2 hereof constitute the entire agreement and supersede conflicting provisions set forth in all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, as the case may be.

Section 10.5                                Assignability.  This Agreement and all of the provisions hereof shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns and any reference to a party shall also be a reference to an heir, legal representative, successor or permitted assign; provided, however, that this Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect, except that the Operating Partnership, may assign its rights and obligations hereunder to an affiliate.

Section 10.6                                Titles.  The titles and captions of the Articles, Sections and paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

Section 10.7                                Third Party Beneficiary.  Except as may be expressly provided or incorporated by reference herein, including in Section 5.2, no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, shareholder, partner, member, director, officer or employee of any party hereto or any other Person.  All provisions hereof shall be personal solely among the parties to this Agreement.

Section 10.8                                Severability.  If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the Operating Partnership to effect such replacement.  To the extent permitted by applicable law, the parties waive any provision of applicable law which renders any provision of this Agreement unenforceable in any respect.

Section 10.9                                Interpretation.  This Agreement shall be read and construed in the English language.  As used in this Agreement, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and singular shall include the plural.  References herein to a party or other Person include their respective successors and assigns.  The words “include,” “includes” and “including” when used herein shall be deemed to be followed by the phrase “without limitation” unless such phrase otherwise appears.  Unless the context otherwise requires, references herein to articles, sections, schedules, exhibits and attachments shall be deemed references to articles and sections of, and schedules, exhibits and attachments to, this Agreement.  Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular article, section or provision hereof.  Except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or.”  Any deadline or time period set forth in this Agreement that by its terms ends on a day that is not a Business Day shall be automatically extended to the next succeeding Business Day.  All references in this Agreement to “dollars” or “$” shall mean United States dollars.  With regard to each and every term and condition of this Agreement, the Parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the Parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject thereto, no consideration shall be given to the issue of which Party actually prepared, drafted or requested any term or condition of this Agreement.

Section 10.10                          Reliance.  Each party to this Agreement acknowledges and agrees that it is not relying on Tax or other advice from any other party to this Agreement, and that it has or will consult with its own Tax and other advisors with regard to the transactions contemplated herein and its investment in the Company and/or the Operating Partnership (as the case may be).  Except to the extent attributable to a breach by the Contributor of any Tax-related representations, warranties or covenants set forth in this Agreement or any Exhibit to this Agreement, the Contributor shall not be liable for any Damages resulting from a successful challenge of the treatment or characterization by any taxing authority of the transactions contemplated herein.

Section 10.11                          Notices.  All notices, requests, demands, waivers and communications required or permitted to be given under this Agreement shall be in writing signed by or on behalf of the party making such notice, request, demand, waiver or communication and shall be deemed to be given (i) on the day delivered (or if that day is not a Business Day, or if delivered after the close of business on a Business Day, on the next day that is a Business Day) when delivered by personal delivery or overnight courier, (ii) on the third Business Day after mailed by registered or certified mail, postage prepaid, return receipt requested, or (iii) upon transmission when sent by facsimile transmission or email transmission (provided that such facsimile or email is followed by an original of such notice by mail or personal delivery as provided herein).  Mailed notices shall be addressed as set forth below, but any party may change the address set forth below by written notice to other parties in accordance with this paragraph.

To the Company and/or the Operating Partnership:

c/o Eola Capital, LLC
390 N. Orange Avenue, Suite 2400
Orlando, Florida 32801
Phone: (407) 650-0593
Facsimile:  (407) 650-0597
Email: RTouzet@eolacapital.com
Attn:   Rudy Touzet

with a copy to:

Hogan Lovells US LLP
555 Thirteenth Street, N.W.
Washington, DC 20004
Phone: (202) 637-5868
Facsimile: (202) 637-5910
Email: david.bonser@hoganlovells.com
Attn: David W. Bonser

To the Contributors:

Christian Pfleiderer

KC-Beteiligungs GmbH, General Partner

Breitscheidstr. 6

70174 Stuttgart, Germany

Phone: 49-711-9675-176

Facsimile:     49-711-9675-189

e-mail: c.pfleiderer@kc-holding.de

Section 10.12                          Equitable Remedies.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the specific terms hereof or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of Delaware (as to which the parties agree to submit to jurisdiction for the purpose of such action), this being in addition to any other remedy to which the parties are entitled under this Agreement; provided, however, that nothing in this Agreement shall be construed to permit the Contributors to enforce the consummation of the Public Offering.

Section 10.13                          Enforcement Costs.  Should either party institute any Proceeding to enforce the terms of this Agreement, the prevailing party shall be entitled to receive all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by such prevailing party in connection with such Proceeding.  A party entitled to recover costs and expenses under this Section shall also be entitled to recover all costs and expenses (including reasonable attorneys’ fees) incurred in the enforcement of any judgment or settlement obtained in such action or proceeding (and in any such judgment provision shall be made for the recovery of such post-judgment costs and expenses).

Section 10.14                          Several Liability.  It is understood and acknowledged that to the extent that a Contributor makes a representation, warranty or covenant hereunder, or assumes liability for indemnification or otherwise hereunder, the same is made or assumed by such Contributor severally, and not jointly or jointly and severally with any other Contributor.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

OPERATING PARTNERSHIP

EOLA PROPERTY TRUST, L.P.,
a Delaware limited partnership

By: EOLA PROPERTY TRUST,
a Maryland real estate investment trust

Its: General Partner

By:	/s/ James R. Heistand
	Name:	James R. Heistand
	Title:	Executive Chairman

COMPANY

EOLA PROPERTY TRUST, a Maryland real estate investment trust

By:	/s/ James R. Heistand
	Name:	James R. Heistand
	Title:	Executive Chairman

CONTRIBUTORS

1010 STREET ATLANTA LLP, a Georgia limited liability partnership

By: KC Beteiligungs GmbH, its General Partner

By:	/s/ Christian Pfleiderer
	Name:	Christian Pfleiderer
	Title:	President

PRIMERA V, L.P., a Texas limited partnership

By: KC Beteiligungs GmbH, its General Partner

By:	/s/ Christian Pfleiderer
	Name:	Christian Pfleiderer
	Title:	President

TAMPA PROPERTIES, L.P., a Texas limited partnership

By: KC Beteiligungs GmbH, its General Partner

By:	/s/ Christian Pfleiderer
	Name:	Christian Pfleiderer
	Title:	President

PEACHTREE CENTER L.L.L.P., a Georgia limited liability limited partnership

By: KC Beteiligungs GmbH, its General Partner

By:	/s/ Christian Pfleiderer
	Name:	Christian Pfleiderer
	Title:	President

CORNERSTONE ATLANTA LP, a Texas limited partnership

By: KC Beteiligungs GmbH, its General Partner

By:	/s/ Christian Pfleiderer
	Name:	Christian Pfleiderer
	Title:	President

EXHIBIT A
TO
CONTRIBUTION AGREEMENT

DEFINITIONS

For purposes of the Agreement, the following terms have the meanings set forth below:

(a)                                  “Additional Contribution Agreements” means each of (i) the Contribution Agreement, by and among, the Company, the OP, CP Investments I LLC, MAIT Capital LLC, CYP4 Capital LLC, ACP Laurich-Partnership Ltd., William George Evans Revocable Trust Dated March 16, 2005, Henry F. Pratt, III, Troy M. Cox, Fund III, EB Investors LLC, CAT Capital LLC, CP Strategic I LLC, IP4 Holdings Owner LLC, JRH-RPT Capital LLC, Rodolfo Prio Touzet, ACP Peachtree Center Investors LLC, ACP Cornerstone Investors LLC, ACP Orlando LLC, ACP Orange Avenue Investors LLC, ACP Westshore Manager LLC, 1110 VT Capital LLC and ACP/URS Maitland Manager LLC, and (ii) the Contribution Agreement, by and among Utah State Retirement Investment Fund, the Operating Partnership and the Company.

(b)                                 “Additional Contributors” means each of the Persons named as “Contributors” under either of the Additional Contribution Agreements.

(c)                                  “Allocable Share” means, with respect to each Property, the percentage set forth opposite such Property on Exhibit B.

(d)                                 “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the City of New York are authorized or obligated by applicable law to close.

(e)                                  “Company Interests” means all right, title and interest, as a partner, member or shareholder, in all Participating Companies set forth on Exhibit B, including all voting rights and interests in the capital, profits and losses of each such Participating Company or any property distributable therefrom, and all rights to indemnification in favor of any Contributor under the agreements pursuant to which such Contributor or such Contributor’s affiliates acquired such rights, title or interest, if any.

(f)                                    “Consents” means, with respect to any such Participating Company or Property, any consent necessary or desirable under any Operating Agreement or any other agreement among all or any of the holders of interests therein or any other agreement relating thereto or referred to therein (i) to cause the Participating Company to have authority to permit any and all Conveyance Actions relating to such Participating Company or Property or to amend any such Operating Agreement and/or other agreements so that no provision thereof prohibits, restricts, impairs or interferes with any Conveyance Action, (ii) to admit the Operating Partnership as a substitute member or partner of such Participating Company upon the Operating Partnership’s acquisition of the Company Interests therein, respectively, and to adopt such amendment as is necessary or desirable to effect such admission, (iii) to adopt any amendment to an Operating Agreement as may be reasonably deemed desirable by the Operating Partnership, either simultaneously with or immediately prior to the acquisition of any interest therein, and (iv) to continue such Participating Company following the transfer of interest therein to the Operating Partnership.

(g)                                 “Conveyance Action” means, with respect to any Participating Company having a direct or indirect ownership interest in any Property, (i) the transfer, conveyance or agreement to convey

Exhibit A-1

by a partner or member thereof or by any holder of an indirect interest therein (whether or not such partner, member or shareholder is the Contributor hereunder) directly or otherwise of its direct or indirect interest in such Participating Company or Property to the Operating Partnership, the Company or a subsidiary thereof at Closing, if elected by the Operating Partnership; (ii) the entering into by any such partner, member or shareholder of any agreement relating to (x) the formation of the Operating Partnership or the Company, or (y) the direct or indirect acquisition by the Operating Partnership, the Company or a subsidiary thereof of any such direct or indirect interest; or (iii) the taking by any such partner, member or shareholder of any action necessary or desirable to facilitate any of the foregoing, including any sale or distribution to any Person of a direct or indirect interest in such Participating Company or Property, the entering into any agreement with any Person that grants to such Person the right to purchase a direct or indirect interest in such Participating Company or Property, and the giving of the Consents and Waivers contained in Section 5.1 or consents or waivers similar thereto in form or purpose.

(h)                                 “Damages” means all claims, liabilities, Taxes, demands, obligations, losses, penalties, fines, assessments, levies and judgments (at equity or at law), damages (including compensatory damages and amounts paid in settlement), costs and expenses, including reasonable attorneys’, accountants’, investigators’, and experts fees and expenses (reasonably sustained or incurred in connection with the defense or investigation of any Proceedings, including Proceedings to establish insurance coverage), whenever arising or incurred, but expressly excluding exemplary and punitive damages (except to the extent awarded in any Proceeding initiated by a third party).

(i)                                     “Determination Date” means a date, designated by the Operating Partnership, no more than five (5) Business Days, nor less than one (1) Business Day, prior to the Closing Date.

(j)                                     “Entity” means each Participating Company and each partnership, limited liability company or other legal entity that is directly or indirectly owned by a Contributor and that directly or indirectly owns any interest in, or ground leases on, any Property.

(k)                                  “Governmental Entity” means any governmental agency or quasi-governmental agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

(l)                                     “Information Statement” means the confidential private placement memorandum, dated as of July 29, 2010, relating to the Formation Transactions and previously provided to the Contributors.

(m)                               “IPO Price” means the initial public offering price of a Common Share in the Public Offering.

(n)                                 “Liens” means, means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), other charge or security interest or any preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement), and any obligations under capital leases having substantially the same economic effect as any of the foregoing.

(o)                                 “Material Adverse Effect” means, with respect to any Person, (i) any material adverse effect, individually or in the aggregate, on the assets, business, financial condition or results of operations of such Person, or (ii) any material adverse effect that could adversely affect or delay the ability of such Person to perform its respective obligations hereunder or in connection with the transactions contemplated hereby.

Exhibit A-2

(p)                                 “Operating Agreement” means the respective partnership agreement, limited liability company agreement, membership agreement or certificate of incorporation, as applicable, under which each Entity was formed (including all amendments or restatements thereto).

(q)                                 “Peachtree Center Properties” means the parcels of real property held by ACP Marquis I LLC, ACP Marquis II LLC, ACP Courtland Garage LLC, ACP International Garage LLC, ACP Peachtree Center LLC, and ACP 161 Peachtree Center Garage LLC.

(r)                                    “Peachtree Loan” means the loan obligations of ACP Marquis I LLC, ACP Marquis II LLC, ACP Courtland Garage LLC, ACP International Garage LLC, ACP Peachtree Center LLC, and ACP 161 Peachtree Center Garage LLC under that certain Loan and Security Agreement, dated as of December 5, 2006, with Greenwich Capital Financial Products, Inc.

(s)                                  “Permitted Liens” means:

(i)                                     Liens securing Taxes, the payment of which (i) is not delinquent or (ii) is actively being contested in good faith by appropriate proceedings diligently pursued and is appropriately reserved for in accordance with generally accepted accounting principles;

(i)                                     Zoning laws and ordinances applicable to the Properties which are not violated by the existing structures or present uses thereof or the transfer of the Properties;

(iii)                               Liens imposed by laws, such as carriers’, warehousemen’s and mechanics’ liens, and other similar liens arising in the ordinary course of business which secure payment of obligations arising in the ordinary course of business not more than 60 days past due or which are being contested in good faith by appropriate proceedings diligently pursued;

(iv)                              easements, restrictive covenants, rights of way and similar matters that are set forth on the existing title insurance policy for a Property none of which materially adversely affect the marketability or financability of such Property or the use and operation of such Property as currently used and operated; and

(v)                                 the Liens of all Existing Loan Documents.

(t)                                    “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Entity.

(u)                                 “Proceeding” means any governmental, judicial, administrative or adversarial proceeding (public or private), any action, claim, lawsuit, legal proceeding, whistleblower complaint, charge, accusation, petition, litigation, arbitration or mediation, any hearing, investigation (internal or otherwise), probe or inquiry by any Governmental Entity or any other dispute, including any adversarial proceeding.

(v)                                 “Property” means each Participating Property set forth on Exhibit B.

(w)                               “Tax” or “Taxes” means any federal, state, provincial, local or foreign income, gross receipts, license, payroll, employment-related, excise, goods and services, harmonized sales,

Exhibit A-3

severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

(x)                                   “Tax Return” means any return, declaration, report, claim for refund, or information return or statement related to Taxes or provided to any taxing authority or in respect of Tax law, including any schedule or attachment thereto, and including any amendment thereof or supplement thereto.

(y)                                 “Waivers” means, with respect to each Participating Company and each Property in which the Company Interests represent a direct or indirect interest, the waiving of any and all rights that any Contributor may have with respect to, and (to the extent controlled by such Contributor) that any such other Person may have with respect to, or that may accrue to any Contributor or such other controlled Person upon the occurrence of, a Conveyance Action relating to such Participating Company or Property, including the following rights: rights of notice, rights to response periods, rights to purchase the direct or indirect interests of another partner, member or shareholder in such Participating Company or Property or to sell such Contributor’s or other Person’s direct or indirect interest therein to another partner, rights to sell such Contributor’s or other Person’s direct or indirect interest therein at a price other than as provided herein, or rights to prohibit, limit, invalidate, otherwise restrict or impair any such Conveyance Action or to cause a termination or dissolution of such Participating Company because of such Conveyance Action.

(z)                                   Each of the following terms is defined in the section set forth below opposite such term:

Term	Section

Act	2.7
Additional Rent	7.5(a)(iv)
Agreement	Preamble
Articles of Amendment and Restatement	2.7(a)
Assumed Agreement	7.5(b)(i)
Attorney-in-Fact	5.2(a)
Closing	7.1
Closing Date	7.1
Closing Documents	7.2
Code	1.2(b)
Common Shares	Recital C
Company	Preamble
Contribution and Assumption Agreement	1.1
Contributor	Preamble
Contributors	Preamble
Disclosure Schedule	Article 2
Effective Date	Preamble
Escrow Agent	7.2
Existing Appeal	7.5(b)(iii)
Existing Loan	4.4(a)
Existing Loan Documents	4.4(a)
Existing Loan Fees	4.4(c)
Formation Transactions	Recital B

Exhibit A-4

Initial Filing Date	4.4(b)
IPO Closing	7.1
IPO Closing Documents	7.3
Leasing Commissions	7.5(b)(vii)
Lender	4.4(a)
Lock-up Agreement	Recital E
Member Loans	7.3(b)
New Lease Document	7.5(b)(vii)
Operating Partnership	Preamble
Organizational Documents	2.1
Participating Companies	Recital B
Participating Properties	Recital B
Payable Charges	7.1(e)(i)
Payable Credits	7.5(e)(ii)
Peachtree Tranche B Loan	7.5(d)
Power of Attorney	5.2(a)
Pre-Closing	7.2
Pre-Closing Date	7.1
Pre-Closing Conditions	7.1
Prospective Tenant	4.3
Proxy	5.2(a)
Public Offering	Recital C
Registration Rights Agreement	7.3(a)
REIT	1.5
SEC	5.2(a)
Security Deposits	7.5(b)(i)
Share Certificate	1.2(a)
Shareholders	4.3
Tenant Inducement Costs	7.5(b)(vii)
Termination Date	9.1(b)
Total Consideration	1.2(a)
Transfer	2.7(a)

Exhibit A-5

EXHIBIT B
TO
CONTRIBUTION AGREEMENT

CONTRIBUTORS’ PROPERTIES, PARTICIPATING COMPANIES AND COMPANY INTERESTS

Set forth below is a list of the Properties and Participating Companies that are subject to this Agreement and the Company Interests held by each Contributor in such Participating Company that are being contributed to the Operating Partnership (or a subsidiary thereof) under this Agreement.

CONTRIBUTOR	PARTICIPATING COMPANY	RELATED PROPERTY	COMPANY INTERESTS/ALLOCABLE SHARE
1010 Street Atlanta LLP	Dulles Corners Properties LLC	Ten 10th Street	89.9853%
Primera V, L.P.	ACP/DLF Primera LLC	Primera V	89.9686%
Tampa Properties, L.P.	ACP Westshore LLC	Westshore Corporate Center	89.1656%
Peachtree Center L.L.L.P.	ACP/DLF Peachtree Center LLC	Peachtree Center Mall Peachtree Center North Peachtree Center South Peachtree Center Harris Peachtree Center International Peachtree Center Garage International Garage Courtland Garage Peachtree Marquis I Peachtree Marquis II	64.9963%
Cornerstone Atlanta LP	ACP/DLF Cornerstone Venture LLC	The Cornerstone Building at Peachtree Center	64.98%

Exhibit B-1

EXHIBIT C
TO
CONTRIBUTION AGREEMENT

FORM OF CONTRIBUTION AND ASSUMPTION AGREEMENT

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned (the “Contributors”) hereby assigns, transfers, sells and conveys to EOLA PROPERTY TRUST, L.P., a Delaware limited partnership (the “Operating Partnership”), its entire legal and beneficial right, title and interest in, to and under the following:

•                  the interests in each Participating Company or subsidiary thereof set forth opposite such Contributor’s name on Schedule A attached hereto, including all right, title and interest, if any, of the undersigned in and to the assets of each Participating Company or subsidiary thereof and the right to receive distributions of money, profits and other assets from each Participating Company or subsidiary thereof, presently existing or hereafter at any time arising or accruing.

TO HAVE AND TO HOLD the same unto the Operating Partnership, its successors and assigns, forever.

Upon the execution and delivery hereof, the Operating Partnership assumes from each Contributor all obligations in respect of the Company Interests set forth opposite such Contributor’s name on Schedule A attached hereto.

Each of the Contributors, for itself, its successors and assigns, hereby covenants and agrees that, at any time and from time to time after the date hereof upon the written request of the Operating Partnership, such Contributor will, without further consideration, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, each and all of such further acts, deeds, assignments, transfers, conveyances and assurances as may reasonably be required by the Operating Partnership in order to assign, transfer, set over, convey, assure and confirm unto and vest in the Operating Partnership, its successors and assigns, title to the Company Interests granted, sold, transferred, conveyed and delivered by this Agreement.

Capitalized terms used herein, but not defined have the meanings ascribed to them in the Contribution Agreement, dated as of August 9, 2010, between the Operating Partnership, the Contributors and the other parties thereto.

[Remainder of page left intentionally blank.]

Exhibit C-1

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

OPERATING PARTNERSHIP

EOLA PROPERTY TRUST, L.P.,
a Delaware limited partnership

By: EOLA PROPERTY TRUST,
a Maryland real estate investment trust

Its: General Partner

By:
Name:
Title:

CONTRIBUTORS

1010 STREET ATLANTA LLP, a Georgia limited liability limited partnership

By:
Name:
Title:

PRIMERA V, L.P., a Texas limited partnership

By:
Name:
Title:

TAMPA PROPERTIES, L.P., a Texas limited partnership

By:
Name:
Title:

Exhibit C-2

PEACHTREE CENTER L.L.L.P., a Georgia limited liability limited partnership

By:
Name:
Title:

CORNERSTONE ATLANTA LP, a Texas limited partnership

By:
Name:
Title:

Exhibit C-3

SCHEDULE A
TO CONTRIBUTION AND ASSUMPTION AGREEMENT

CONTRIBUTOR	PARTICIPATING COMPANY	RELATED PROPERTY	COMPANY INTERESTS/ALLOCABLE SHARE
1010 Street Atlanta LLP	Dulles Corners Properties LLC	Ten 10th Street	89.9853%
Primera V, L.P.	ACP/DLF Primera LLC	Primera V	89.9686%
Tampa Properties, L.P.	ACP Westshore LLC	Westshore Corporate Center	89.1656%
Peachtree Center L.L.L.P.	ACP/DLF Peachtree Center LLC	Peachtree Center Mall Peachtree Center North Peachtree Center South Peachtree Center Harris Peachtree Center International Peachtree Center Garage International Garage Courtland Garage Peachtree Marquis I Peachtree Marquis II	64.9963%
Cornerstone Atlanta LP	ACP/DLF Cornerstone Venture LLC	The Cornerstone Building at Peachtree Center	64.98%

Exhibit C-4

EXHIBIT D
TO
CONTRIBUTION AGREEMENT

TOTAL CONSIDERATION

The Total Consideration to be received by the Contributors in exchange for the Company Interests in the Participating Companies listed below shall be equal to a number of Common Shares equal to (i) the Specified Amount, divided by (ii) the IPO Price, subject to adjustment as follows:

(1)                                  the Total Consideration shall be subject to any adjustments to such Total Consideration (or portion thereof) pursuant to the terms and conditions of this Agreement, including Sections 1.4, 7.5(e) or 8.2; and

(2)                                  the Total Consideration shall be subject to any splits or other similar adjustments.

No fractional Common Shares shall be issued in connection with the Formation Transactions.  All Common Shares that the Contributor would otherwise be entitled to receive as a result of the Formation Transactions shall be rounded to the nearest whole number of Common Shares.

For purposes of this Exhibit D, the applicable “Specified Amount” shall be the amount specified in the corresponding column in the table below:

CONTRIBUTOR	APPLICABLE PARTICIPATING COMPANY	RELATED PROPERTY	SPECIFIED AMOUNT
1010 Street Atlanta LLP	Dulles Corners Properties LLC	Ten 10th Street	$4,942,074
Primera V, L.P.	ACP/DLF Primera LLC	Primera V	$3,709,734
Tampa Properties, L.P.	ACP Westshore LLC	Westshore Corporate Center	$4,993,384
Peachtree Center L.L.L.P.	ACP/DLF Peachtree Center LLC	Peachtree Center Mall Peachtree Center North Peachtree Center South Peachtree Center Harris Peachtree Center International Peachtree Center Garage International Garage Courtland Garage Peachtree Marquis I Peachtree Marquis II	$25,935,000
Cornerstone Atlanta LP	ACP/DLF Cornerstone Venture LLC	The Cornerstone Building at Peachtree Center	$255,078

TOTAL: $39,835,270

Exhibit D-1

THE CALCULATION OF THE TOTAL CONSIDERATION DELIVERABLE AT CLOSING PURSUANT TO THIS EXHIBIT D SHALL BE PERFORMED IN GOOD FAITH BY THE OPERATING PARTNERSHIP AND IN ACCORDANCE WITH THE CONTRIBUTION AGREEMENT.  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE CONTRIBUTION AGREEMENT, EACH CONTRIBUTOR AGREES THAT THE CALCULATION OF TOTAL CONSIDERATION DELIVERABLE AT CLOSING SHALL BE FINAL AND BINDING UPON SUCH CONTRIBUTOR, ABSENT MANIFEST ERROR.  EACH CONTRIBUTOR SHALL NOTIFY THE OPERATING PARTNERSHIP IN WRITING OF ANY ALLEGED MANIFEST ERROR WITHIN 48 HOURS OF RECEIPT OF THE OPERATING PARTNERSHIP’S CALCULATION OF THE TOTAL CONSIDERATION DELIVERABLE AT CLOSING.  EACH CONTRIBUTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL CLAIMS RELATING TO THE CALCULATION OF THE TOTAL CONSIDERATION DELIVERABLE AT CLOSING, OTHER THAN AS SPECIFIED IN SUCH NOTICE SETTING FORTH THE ALLEGED MANIFEST ERROR.

Exhibit D-2

EXHIBIT E
TO
CONTRIBUTION AGREEMENT

FORM OF REGISTRATION RIGHTS AGREEMENT

Exhibit E-1

EXHIBIT F
TO
CONTRIBUTION AGREEMENT

FORM OF LOCK-UP AGREEMENT

[•], 2010

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                                                Incorporated,
Barclays Capital Inc.
Wells Fargo Securities, LLC
  as Representatives of the several
  Underwriters to be named in the
  within-mentioned Purchase Agreement

c/o Merrill Lynch, Pierce, Fenner & Smith
              Incorporated

One Bryant Park
New York, New York  10036

Re:                               Proposed Public Offering by Eola Property Trust

Dear Sirs:

The undersigned, a shareholder of Eola Property Trust, a Maryland real estate investment trust (the “Company”), and/or a holder of units of partnership interest (“OP Units”) in Eola Property Trust, L.P., a Delaware limited partnership (the “Operating Partnership”) as of the closing of the Public Offering (as defined below), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Barclays Capital Inc. (“Barclays”) and Wells Fargo Securities, LLC (“Wells Fargo,” and together with Merrill Lynch and Barclays, the “Representatives”) propose to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company and the Operating Partnership, providing for the public offering (the “Public Offering”) of common shares of beneficial interest, par value $0.01 per share (“Common Shares”), of the Company.  In recognition of the benefit that the Public Offering would confer upon the undersigned as a shareholder of the Company and/or as a holder of OP Units, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 180 days (the “Lock-Up Period”) from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise dispose of or transfer any Common Shares or any securities convertible into or exchangeable or exercisable for or repayable with Common Shares (including OP Units), whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up

Exhibit F-1

Securities, or file, or cause to be filed, any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives, provided that (1) the Representatives receive a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

1.                                       if the undersigned is a trustee or executive officer of the Company, pursuant to the establishment by the undersigned of a written trading plan designed to comply with Rule 10b5-1(c) of the Exchange Act, provided that (x) no filing with the Securities and Exchange Commission regarding the establishment of such written trading plan (including, without limitation, via a current report on Form 8-K) shall be required in connection with such establishment and the undersigned does not otherwise voluntarily effect any public filing, or make any public announcement, with respect to such establishment until the expiration of the Lock-Up Period and (y) no sales or other dispositions may occur under such plans until the expiration of the Lock-Up Period; or

2.                                       as a bona fide gift or gifts; or

3.                                       to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

4.                                       as a distribution to limited partners or stockholders of the undersigned; or

5.                                       to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, the undersigned or its affiliates may engage in transactions relating to Common Shares of the Company acquired by the undersigned, or with respect to which the undersigned otherwise acquired the power of disposition, on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise, and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

In addition, the restrictions in the first paragraph hereof shall not apply to pledges of the undersigned’s Common Shares and/or OP Units to the Company and/or the Operating Partnership pursuant to any pledge arrangements relating to the undersigned’s indemnification obligations under the applicable contribution agreement and dispositions or transfers in connection with the operation of such pledge arrangements.

Exhibit F-2

Notwithstanding the foregoing, if:

(1)                                  during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2)                                  prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of the Purchase Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

If for any reason the contribution agreement pursuant to which the undersigned acquires Common Shares or OP Units, or the Purchase Agreement (once executed), shall be terminated prior to the closing of the Public Offering, this lock-up agreement shall likewise be terminated.

Very truly yours,

Signature:

Print Name:

Exhibit F-3

EXHIBIT G
TO
CONTRIBUTION AGREEMENT

DISCLOSURE SCHEDULE

Exhibit G-1

EXHIBIT H
TO
CONTRIBUTION AGREEMENT

FORM OF ARTICLES OF AMENDMENT AND RESTATEMENT

Exhibit H-1

EXHIBIT I

TO

CONTRIBUTION AGREEMENT

FIRPTA CERTIFICATE

1.                         Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person.  For United States tax purposes (including Section 1445), the owner of a disregarded entity which has legal title to a United States real property interest under local law, and not the disregarded entity, is the transferor of the property.

2.                         In order to inform Eola Property Trust, L.P. (the “Transferee”), that withholding of tax is not required in connection with the transfer of the limited liability company interests in                    (the “Participating Company”), pursuant to the Contribution Agreement, dated as of                 , 2010, by and between the Transferee, Eola Property Trust,                                (the “Transferor”), and certain other persons, the Transferor hereby certifies and declares the following:

[(a)           [                  ] is a disregarded entity within the meaning of Treasury Regulation Section 1.1445-2(b)(2)(iii) and [                      ] is wholly owned by the Transferor.]

(b)                   The Transferor is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate (as such terms are defined in the Code and the Treasury Regulations promulgated thereunder).

(c)                    The Transferor is a corporation for federal income tax purposes and is not a disregarded entity as defined in Treasury Regulation Section 1.1445-2(b)(2)(iii).

(d)                   The Federal Taxpayer Identification Number for the Transferor is [                        ].

(e)                                  The address for the Transferor is:

[                      ]
[                      ]

3.                         The Transferor understands that this certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained in this certification may be punished by fine, imprisonment or both.

Under penalties of perjury, (the undersigned signatory signing on behalf of the Transferor below) declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have the authority to sign this document on behalf of the Transferor.

Executed this                  day of                           , 20    .

[TRANSFEROR]

By:
Name:
Title:

Exhibit I-1